As filed with the Securities and Exchange Commission on February 4, 2008
                                                     Registration No. 333-______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ENOX BIOPHARMA, INC.
                 (Name of small business issuer in its charter)

           NEVADA                              3841                      26-0477124
  (State or jurisdiction of        (Primary Standard Industrial       (I.R.S. Employer
incorporation or organization)      Classification Code Number)      Identification No.)

                                 27 Havradim St.
                          Yehud-Monosson 56275, Israel
                             Tel: + 972 (54) 5724643
                             Fax: +1 (888) 224-7259
         (Address and telephone number of principal executive offices).

                                EastBiz.com, Inc.
                                 5348 Vegas Dr.
                               Las Vegas, NV 89108
                              Phone: (702) 871-8678
            (Name, address and telephone number of agent for service)

                        COPIES OF ALL COMMUNICATIONS TO:
                                 SRK Law Offices
                               Rabin Science Park
                                 Rehovot, Israel
                          Telephone No.: (718) 360-5351
                      Facsimile No.: (011) (972) 8-936-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. [X]

If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
==========================================================================================================
Title of Each Class                              Proposed Maximum       Proposed Maximum        Amount of
of Securities To Be       Amount To Be            Offering Price       Aggregate Offering     Registration
  Registered (1)           Registered              Per Share(2)              Price                Fee(2)
----------------------------------------------------------------------------------------------------------
Common Stock to be       3,819,227 shares        $0.0615 per share         $234,882.50           $ 9.23
offered for resale by
selling stockholders
----------------------------------------------------------------------------------------------------------
Common Stock to be       3,819,227 shares(3)     $0.20 per share           $763,845.40           $30.02
offered for resale by
selling stockholders
upon exercise of
Series A Warrants
----------------------------------------------------------------------------------------------------------
Total Registration Fee                                                                           $39.25
==========================================================================================================

(1) An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.
(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act.
(3) Represents 3,819,227 shares of common stock that may be issued upon exercise of Series A Warrants at any time until December 28, 2009.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                  SUBJECT TO COMPLETION DATED FEBRUARY 1, 2008

                                   PROSPECTUS

                              ENOX BIOPHARMA, INC.
                              A NEVADA CORPORATION
                               7,639,578 SHARES OF
                                  COMMON STOCK

The prospectus relates solely to the resale by certain selling stockholders of Enox Biopharma, Inc. of:

     - Up to 3,819,227 shares of our common stock issued in a private placement on December 28, 2007; and

     - Up to 3,819,227 shares of our common stock which may be issued upon the exercise of Series A Warrants issued in connection with the private placement on December 28, 2007.

Each Series A Warrant entitles the holder to purchase one additional share of our common stock at an exercise price of $0.20 for a period of two years from December 28, 2007, the closing date of the private placement.

The shares were acquired by the selling stockholders (which term as used herein includes their pledges, donees, transferees or other successors-in-interest) directly from our company in private transactions that were exempt from the registration requirements of the Securities Act of 1933. The selling stockholders will sell their shares of our common stock at a price of $0.0615 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. Further, there is no assurance that our common stock will ever trade on any market or securities exchange.

We will not receive any proceeds from the resale of shares of common stock by the selling stockholders, although we may receive proceeds of up to $763,958 if all of the Series A Warrants are exercised. We have agreed to bear all of the expenses incurred in connection with the registration of these shares. The selling stockholders will pay any brokerage commissions and/or similar charges incurred for the sale of these shares of our common stock.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD INVEST IN OUR COMMON STOCK ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CAREFULLY CONSIDER THE VARIOUS RISK FACTORS DESCRIBED BEGINNING ON PAGE 6 BEFORE INVESTING IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   The date of this Prospectus is _____, 2008.

You should rely only on the information included in or incorporated by reference into this prospectus or information we have referred to in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. This prospectus is not an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this prospectus is accurate on the date of this prospectus and may become obsolete later. Neither the delivery of this prospectus, nor any sale made under this prospectus will, under any circumstances, imply that the information in this prospectus is correct as of any date after the date of this prospectus. References to "Enox Biopharma, Inc.," "Enox," "we", "us" or "our" refer to Enox Biopharma, Inc.

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

Prospectus Summary and Risk Factors                                         3

Use of Proceeds                                                            15

Determination of Offering Price                                            15

Selling Security Holders                                                   15

Plan of Distribution                                                       17

Legal Proceedings                                                          19

Directors, Executive Officers, Promoters and Control Persons               19

Security Ownership of Certain Beneficial Owners and Management             21

Description of Securities                                                  23

Interest of Named Experts and Counsel                                      23

Disclosure of Commission Position on Indemnification for Securities
 Act Liabilities                                                           24

Organization within Last Five Years                                        24

Description of Business                                                    24

Management's Discussion and Analysis or Plan of Operation                  30

Description of Property                                                    32

Certain Relationships and Related Transactions                             33

Market for Common Equity and Related Stockholder Matters                   34

Executive Compensation                                                     35

Changes in and Disagreements with Accountants on Accounting
 and Financial Disclosure                                                  36

Financial Statements                                                       37

                       PROSPECTUS SUMMARYAND RISK FACTORS

                                   THE COMPANY

Enox Biopharma, Inc. was incorporated on June 28, 2007, in the State of Nevada. Our principal executive offices are located at 27 Havradim St., Yehud-Monosson, 56275, Israel. Our telephone number is 972 (54) 5724643 as of the date of this prospectus. We are a development stage company with no revenue and limited operations to date.

Subsequent to our incorporation, we have been in the process of establishing ourselves as a company that will focus its operations on developing a novel treatment for acute ear infections in children. We have identified a medical device with unique drug eluting technology suitable for the treatment of acute and antibiotic-resistant ear infections in children, and have filed a provisional patent application to protect our technology.

Our device is intended to be a unique tympanostomy tube capable of repelling infections. Following full development and receipt of applicable regulatory approval, we intend to generate revenue through the promotion, marketing, and sale of the unique tympanostomy tube either through independent marketing and sales to health providers or through the sale or licensing of our proposed product to one of the major pharmaceutical companies. To date we have not identified any such companies.

On December 28, 2007, we raised $234,883 through the issuance of 3,819,227 units to 43 investors (the selling stockholders listed herein), at a price of $0.0615 per unit, with each unit being comprised of one share of our common stock and one Series A share purchase warrant (the "Private Placement"). Each Series A share purchase warrant entitles the holder to purchase one additional share of our common stock at a price of $0.20 per share for a period of two years from December 28, 2007 ("Series A Warrants"). This Private Placement was an offshore transaction pursuant to Regulation S of the Securities Act. We intend to use the proceeds from the Private Placement to execute our business plan.

Since incorporation, we have not made any significant purchase or sale of assets, nor have we been involved in any merger, acquisition or consolidation. We have never declared bankruptcy or been in receivership, and have never been involved in any legal action or proceedings.

                         NUMBER OF SHARES BEING OFFERED

This prospectus covers the resale by the selling stockholders of Enox Biopharma, Inc. of:

     - Up to 3,819,227 shares of our common stock issued in the Private Placement; and

     - Up to 3,819,227 shares of our common stock which may be issued upon the exercise of Series A Warrants issued in connection with the Private Placement.

                          NUMBER OF SHARES OUTSTANDING

There were 10,569,227 shares of our common stock issued and outstanding at December 31, 2007.

                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders. We will receive proceeds of $763,958 if and when all of the share purchase warrants (assuming all share purchase warrants are exercised at their current respective exercise prices prior to expiry) are exercised. Since we cannot predict when the warrants will be exercised, if ever, we have not earmarked these proceeds for any particular purpose, and we anticipate that any proceeds that we do receive will be added to our general working capital for application to our ongoing operations.

                        SUMMARY OF FINANCIAL INFORMATION

The summarized consolidated financial data presented below is derived from and should be read in conjunction with our audited financial statements from June 28, 2007 (date of inception) to December 31, 2007, including the notes to those financial statements which are included elsewhere in this prospectus, and with the section entitled "Management's Discussion and Analysis or Plan of Operation" beginning on page 29 of this prospectus.

                                                                     As of
                                                              December 31, 2007
                                                              -----------------

       Current Assets                                              $143,399

       Current Liabilities                                              100

       Shareholders' Equity                                        $143,732

                                                           From June 28, 2007 to
                                                              December 31, 2007
                                                              -----------------

       Revenue                                                     $     --
       Net Loss                                                    $(90,835)

We have recently commenced our operations and are currently without revenue. Our company has no employees at the present time. As of December 31, 2007, our net loss was $90,835. We anticipate that we will operate in a deficit position, and will continue to sustain net losses for the foreseeable future.

                           FORWARD-LOOKING STATEMENTS

Our  disclosure  and  analysis  in  this  prospectus   contain   forward-looking
statements. Forward-looking statements give our current expectations or forecasts of future events. Forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many factors mentioned in this prospectus, for example governmental regulation and competition in our industry, will be important in determining future results. No forward-looking statement can be guaranteed, and actual results may vary materially from those anticipated in any forward-looking statement.

You can identify forward-looking statements by the fact that they do not relate strictly to historical or current events. They use words such as "anticipate," "estimate," "expect" "will," "may," "intent," "plan," "believe," and similar expressions in connection with discussion of future operating or financial performance. These include statements relating to future actions, prospective products or product approvals, future performance or results of anticipated products, expenses, financial results or contingencies.

Although we believe that our plans, intentions and expectations reflected in these forward-looking statements are reasonable, we may not achieve these plans or expectations. Forward-looking statements in this prospectus will be affected by the following factors: the ability of the Company to raise sufficient capital to finance its planned activities, receiving approvals from the United States
Food and Drug Administration (the "FDA") to conduct clinical trials of the Company's planned products, the ability of the Company to commercialize its planned products (alone or in cooperation with others), the ability of the
Company  to  successfully   manufacture  its  planned  products  using  contract
manufacturers, market acceptance of the Company's planned products, the Company's ability to successfully develop its proposed product into commercial products, the ability of the Company to successfully prosecute and protect its intellectual property, and the Company's ability to hire, manage and retain qualified personnel. The aforementioned factors do not represent an all inclusive list. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this prospectus. In particular, this prospectus sets forth important factors that could cause actual results to differ materially from our forward-looking statements. These and other factors, including general economic factors, business strategies, the state of capital markets, regulatory conditions, and other factors not currently known to us, may be significant, now or in the future, and the factors set forth in this prospectus may affect us to a greater extent than indicated. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in this prospectus and in other documents that we file from time to time with the Securities and Exchange Commission including Quarterly Reports on Form 10-QSB, Annual Reports on Form 10-KSB and Current Reports on Form 8-K. Except as required by law, we do not undertake any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

                                  RISK FACTORS

The securities offered hereby are highly speculative and should be purchased only by persons who can afford to lose their entire investment. Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus, before purchasing any of the shares of our common stock.

              RISKS RELATED TO OUR BUSINESS, STRATEGY, AND INDUSTRY

1. WE HAVE NO OPERATING HISTORY AND HAVE MAINTAINED LOSSES SINCE INCEPTION, WHICH WE EXPECT TO CONTINUE INTO THE FUTURE.

We were incorporated on June 28, 2007, and have limited operations. We have not realized any revenues to date. Our product is under development and will not be ready for commercial sale until we have completed development, conducted clinical trials, and received all regulatory approvals. We have no operating history at all upon which an evaluation of our future success or failure can be made. Our net loss from inception to December 31, 2007 is $90,835. Based upon our proposed plans, we expect to incur operating losses in future periods. This will happen because there are substantial costs and expenses associated with the development of our product. We may fail to generate revenues in the future. If we cannot attract a significant number of customers, we will not be able to generate any significant revenues or income. Failure to generate revenues will cause us to either change our line of business or to go out of business because we will not have the money to pay our ongoing expenses.

2. OUR INDEPENDENT AUDITORS' REPORT STATES THAT THERE IS A SUBSTANTIAL DOUBT THAT WE WILL BE ABLE TO CONTINUE AS A GOING CONCERN.

Our independent auditors, Moore and Associates, Chartered, state in their audit report, dated February 1, 2008 and included with this prospectus, that since we are a development stage company, have no established source of revenue, and are dependent on our ability to raise capital from shareholders or other sources to sustain operations, there is a substantial doubt that we will be able to continue as a going concern.

This qualification clearly highlights that we will, in all likelihood, continue to incur expenses without significant revenues into the foreseeable future until the development of our product is completed and our product gains significant popularity. Our only source of funds to date has been the sale of our common stock. Because we cannot assure anyone at this stage that we will be able to generate interest in our product or that we will be able to generate any significant revenues or income, the identification of new sources of equity financing will be difficult. If we are successful in closing on any new financing, existing investors will experience substantial dilution. Our ability to obtain debt financing is also severely impacted by our financial condition, and likely not even feasible, given that we do not have revenues or profits to pay interest or repay principal.

As a result, if we are unable to obtain additional financing at this stage in our operations, our business will fail and you may lose some or all of your investment in our common stock.

3. OUR CURRENT CASH WILL FUND OUR BUSINESS UNTIL APPROXIMATELY THE END OF JANUARY 2009. IF WE ARE UNABLE TO OBTAIN THE NECESSARY ADDITIONAL FINANCING TO IMPLEMENT OUR BUSINESS PLAN, WE WILL NOT HAVE THE MONEY TO PAY OUR ONGOING EXPENSES AND WE MAY GO OUT OF BUSINESS.

At December 31, 2007, we had $143,399 in cash. As of the date hereof, we have approximately $136,840 of which we anticipate needing approximately $160,632 for expenses associated with our budgeted expenditures for the next twelve months. Therefore, we presently have a budgeted shortfall of approximately $23,792. We anticipate our existing cash balances will be depleted by January 2009.

Our ability to successfully develop our product and to eventually produce and sell it to generate operating revenues also depends on our ability to obtain the necessary financing to implement our business plan. Given that we have no operating history, no revenues, and only losses to date, we may not be able to achieve this goal, and if this occurs we will not be able to pay our development costs and we may go out of business. We may need to issue additional equity securities in the future to raise the necessary funds. We do not currently have any arrangements for additional financing and we can provide no assurance to investors we will be able to find such financing if further funding is required. Obtaining additional financing would be subject to a number of factors, including investor acceptance of our product and our business model. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. The resale of shares by our existing shareholders pursuant to this prospectus may result in significant downward pressure on the price of our common stock and negatively impact our ability to sell additional equity securities. Obtaining loans will increase our liabilities and future cash commitments, and there can be no assurance that we will have sufficient funds to repay any future indebtedness or that we will not default on our future debts if we are able to obtain loans.

There can be no assurance that capital will continue to be available if necessary to meet future funding needs or, if the capital is available, that it will be on terms acceptable to us. If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be forced to scale back or cease operations, which might result in the loss of some or all of your investment in our common stock.

4. IF OUR ESTIMATES RELATED TO EXPENDITURES ARE ERRONEOUS, OUR BUSINESS MAY FAIL AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Our success is dependent, in part, upon the accuracy of our management's estimates of expenditures, which are currently budgeted at $243,000 for the next 12 months. We have prepaid $82,368 of these budgeted expenditures. If such estimates are erroneous or inaccurate, we may not be able to carry out our business plan, which could, in a worst-case scenario, result in the failure of our business and your losing your entire investment.

5. OUR INABILITY TO COMPLETE OUR PRODUCT DEVELOPMENT ACTIVITIES SUCCESSFULLY MAY SEVERELY LIMIT OUR ABILITY TO OPERATE AND FINANCE OPERATIONS.

Commercialization of our core technology will require significant additional research and development as well as substantial clinical trials. We believe that the United States will be the principal market for our technology, although we may elect to expand into Europe and the Middle East. We may not be able to successfully complete development of our core technology, or successfully market our technology. We, and any of our potential collaborators, may encounter problems and delays relating to research and development, regulatory approval, and the commercialization of our technology. Our research and development programs may not be successful. Our core technology may not prove to be safe and efficacious in clinical trials, and we may not obtain the necessary regulatory approvals for our core technology. Whether or not any of these events occur, we may not have adequate resources to continue operations for the period required to resolve any issues delaying commercialization, and we may not be able to raise capital to finance our continued operation during the period required for resolution of these issues.

6. IF WE ARE NOT ABLE TO ADEQUATELY PROTECT OUR PROPRIETARY TECHNOLOGY, OUR COMPANY WILL SUFFER A MATERIAL ADVERSE EFFECT.

Our ability to compete successfully and achieve any revenue will depend, in part, on our ability to protect our proprietary technology and operate without infringing upon the rights of others. We currently have one provisional patent application for our technologies. We currently rely on the provisional patent application and trade secret laws to protect our proprietary intellectual property. This, however, may not be adequate to prevent the unauthorized use of our proprietary technology and our other intellectual property rights. Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights.

In addition, the departure of any of our management or any significant technical personnel or consultants we hire in the future, the breach of their confidentiality and non-disclosure obligations, or the failure to achieve our intellectual property objectives may have a material adverse effect on our business, financial condition, and results of operations. We believe our success depends upon the knowledge and experience of our management and our ability to market our existing technology and to develop new technologies.

We may not be able to successfully protect our proprietary technology, and our proprietary technology may otherwise become known or similar technology may be independently developed by competitors. While we believe that we have adequately protected our proprietary technology, and we intend to take all appropriate and reasonable legal measures to protect it in the future, the use of our technology by a competitor could have a material adverse effect on our business, financial condition, and results of operations. In addition, competitors may discover novel uses, develop similar or more marketable technologies, or offer services similar to our company at lower prices. If we are unsuccessful in addressing the risks related to protecting our proprietary technology, our business will most likely fail.

7. WE CAN PROVIDE NO ASSURANCES THAT WE WILL BE SUCCESSFUL IN OBTAINING AN APPROVED PATENT AND IF WE DO NOT RECEIVE SUCH A PATENT THE VALUE OF OUR TECHNOLOGY AND DEVICES MAY BE ADVERSELY AFFECTED.

We intend to protect our intellectual property position by filing trademark applications and U.S., foreign and international patent applications related to our proprietary technology, inventions and improvements that are important to the development of our business.

As of December 31, 2007, we have one provisional patent application for our technologies. We may fail to receive any patent, for which we apply, and any patent issued to us could be circumvented, challenged, invalidated, or held to be unenforceable, or rights granted thereunder may not adequately protect our technology or provide a competitive advantage to us.

8. IF WE ARE UNABLE TO COMPLETE THE PRODUCTION OF OUR TYMPANOSTOMY TUBES, WE WILL NOT BE ABLE TO GENERATE REVENUES AND YOU WILL LOSE YOUR INVESTMENT.

We have not completed development of our tympanostomy tubes. The success of our proposed business will depend on completion of development and the acceptance of our product by end user consumers in our target market. Achieving such acceptance will require significant marketing investment and the creation of perceived value in our product by consumers. Our product, once developed and tested, may not be accepted by our customers at sufficient levels to support our operations and build our business. If the tympanostomy tubes that we develop are not accepted at sufficient levels, our business will likely fail.

9. WE MAY BE SUBJECT TO INTELLECTUAL PROPERTY INFRINGEMENT LITIGATION, WHICH MAY BE TIME-CONSUMING AND COSTLY.

We may need to bring legal claims to enforce or protect our intellectual property rights. Any litigation, whether successful or unsuccessful, may result in substantial costs and a diversion of our company's resources. In addition, notwithstanding our rights to our intellectual property, other persons may bring claims against us alleging that we have infringed on their intellectual property rights or claims that our intellectual property rights are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources, result in the loss of goodwill associated with our business or require us to make changes to our technology.

10. CLINICAL TRIALS ARE EXPENSIVE, TIME CONSUMING, AND DIFFICULT TO DESIGN AND IMPLEMENT, AND IT IS UNCLEAR WHETHER THE RESULTS OF SUCH CLINICAL TRIALS WILL BE FAVORABLE.

We have not commenced clinical trials of our proposed products. Any clinical trials will be expensive and may be difficult to implement due to the number of patients and testing sites that may be required, and could be subject to delay or failure at any stage of the trials. We expect our current funding will be sufficient only to enable us to continue our operations as currently planned until approximately the end of January 2009. Accordingly, we will require additional funds to conduct clinical trials, obtain the necessary FDA approvals, and market our products. Any delay or failure of, or adverse results from, clinical trials will likely require us to obtain even further funding in order to address such delays or failures or to refocus our efforts on other product candidates and such delay, failure, or adverse results could make it much more difficult or expensive for us to obtain funding. Similarly, human clinical trials for our products will be expensive and difficult to design and implement, in part because they will be subject to rigorous regulatory requirements. The clinical trial process is also time-consuming. We estimate that clinical trials of our proposed products will take at least several years to complete once initiated. Furthermore, we may encounter problems that could cause us to abandon or repeat clinical trials, further delaying or preventing the completion of such trials. The commencement and completion of clinical trials may be delayed by several factors, including:

     *    unforeseen safety issues;
     *    determination of dosing issues;
     *    lack of effectiveness during clinical trials;
     *    slower than expected rates of patient recruitment;
     *    inability to monitor  patients  adequately  during or after treatment;
          and
     * inability or unwillingness of medical investigators to follow our clinical protocols.

In addition, we or the FDA may suspend our clinical trials at any time if it appears that we are exposing participants to unacceptable health risks or if the FDA finds deficiencies in our submissions or the conduct of these trials.

11. THE RESULTS OF OUR CLINICAL TRIALS MAY NOT SUPPORT OUR PRODUCT CLAIMS.

Even if our clinical trials are completed as planned, we cannot be certain that their results will support our product claims. Even if pre-clinical testing and early clinical trials for a product are successful, this does not ensure that later clinical trials will be successful, and we cannot be sure that the results of later clinical trials will replicate the results of prior clinical trials and pre-clinical testing or meet our expectations. The clinical trial process may fail to demonstrate that our products are safe for humans or effective for indicated uses. Any such failure would likely cause us to abandon the product and may delay development of other product candidates. Any delay in, or termination of, our clinical trials will delay or preclude the filing of our NDAs with the FDA and, ultimately, our ability to commercialize our products and generate product revenues.

12. OUR PRODUCTS ARE SUBJECT TO GOVERNMENT REGULATIONS AND APPROVALS WHICH MAY DELAY OR PREVENT THE MARKETING OF POTENTIAL PRODUCTS AND IMPOSE COSTLY PROCEDURES UPON OUR ACTIVITIES

The FDA and comparable agencies in state and local jurisdictions and in foreign countries impose substantial requirements upon preclinical and clinical testing, manufacturing and marketing of pharmaceutical products. Lengthy and detailed preclinical and clinical testing, validation of manufacturing and quality control processes, and other costly and time-consuming procedures are required. Satisfaction of these requirements typically takes several years and the time needed to satisfy them may vary substantially, based on the type, complexity and novelty of the pharmaceutical product. The effect of government regulation may be to delay or to prevent marketing of potential products for a considerable period of time and to impose costly procedures upon our activities. The FDA or any other regulatory agency may not grant approval on a timely basis, or at all, for any product we develop. Success in preclinical or early stage clinical trials does not assure success in later stage clinical trials. Data obtained from preclinical and clinical activities are susceptible to varying interpretations that could delay, limit, or prevent regulatory approval. If regulatory approval of a product is granted, such approval may impose limitations on the indicated uses for which a product may be marketed. Further, even after we have obtained regulatory approval, later discovery of previously unknown problems with a product may result in restrictions on the product, including withdrawal of the product from the market. Moreover, the FDA has recently reduced previous restrictions on the marketing, sale and prescription of products for indications other than those specifically approved by the FDA. Accordingly, if we receive FDA approval of our product for certain indicated uses, our competitors, including our collaborators, could market their pre-existing products for such indications even if such products have not been specifically approved for such indications. Delay in obtaining or failure to obtain regulatory approvals would make it difficult or impossible to market our products and would harm our business.

13. BECAUSE WE ARE IN AN EARLY STAGE OF DEVELOPMENT AND OUR TECHNOLOGY IS UNTESTED, WE ARE SUBJECT TO RISKS THAT ARE INHERENT TO PRODUCTS BASED ON NEW TECHNOLOGIES.

We are in an early stage of developing our business. All of our products will be subject to risks that are inherent to products based upon new technologies. These risks include the risks that our products:

     *    are found to be unsafe or ineffective;
     *    fail  to  receive  necessary   marketing   clearance  from  regulatory
          authorities;
     * even if safe and effective, are too difficult or expensive to manufacture or market;
     *    are unmarketable due to the proprietary rights of third parties; or
     * are not able to compete with superior, equivalent, more cost-effective or more effectively promoted products offered by competitors.

Therefore,   our  research  and  development  activities  with  respect  to  our tympanostomy tubes may not result in any commercially viable products.

14. OUR STRATEGY FOR RESEARCH, DEVELOPMENT AND COMMERCIALIZATION OF OUR PRODUCTS REQUIRES US TO ENTER INTO VARIOUS ARRANGEMENTS WITH CORPORATE AND ACADEMIC COLLABORATORS, LICENSORS, LICENSEES AND OTHERS; FURTHERMORE, WE ARE DEPENDENT ON THE DILIGENT EFFORTS AND SUBSEQUENT SUCCESS OF THESE OUTSIDE PARTIES IN PERFORMING THEIR RESPONSIBILITIES

We rely on third party independent consultants and contractors for the development, testing, marketing, and sale of our products. These partners may not dedicate sufficient resources or give sufficient priority to our needs. In addition, they may terminate their relationships with us. We may not be able to conclude arrangements with other companies to support the commercialization of our products on acceptable terms, or at all. Moreover, our current financial condition may make us a less attractive partner to potential collaborators. In addition, our collaborators may take the position that they are free to compete using our technology without compensating or entering into agreements with us. Furthermore, our collaborators may pursue alternative technologies or develop alternative products either on their own or in collaboration with others, including our competitors, as a means for developing treatments for the diseases or disorders targeted by these collaborative programs. If we are unsuccessful in addressing these risks, our business will most likely fail.

15. THE TESTING AND COMMERCIALIZATION OF OUR TECHNOLOGY WILL EXPOSE US TO POTENTIAL PRODUCT LIABILITY CLAIMS WHICH MAY AFFECT OUR EARNINGS AND FINANCIAL CONDITION.

We face an inherent business risk of exposure to product liability claims in the event that the use of our core technology during research and development efforts, including clinical trials, or after commercialization, results in adverse effects. As a result, we may incur significant product liability exposure, which may exceed any insurance coverage that we obtain in the future. Even if we elect to purchase such insurance in the future, we may not be able to maintain adequate levels of insurance at reasonable cost and/or reasonable terms. Excessive insurance costs or uninsured claims may increase our operating loss and affect our financial condition.

16. OUR BUSINESS IS SUBJECT TO COMPREHENSIVE GOVERNMENT REGULATION AND ANY CHANGE IN SUCH REGULATION MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR COMPANY.

There is no assurance that the laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other jurisdiction, will not be changed, applied or interpreted in a manner which will fundamentally alter the ability of our company to carry on our business. The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on our company. Any or all of these situations may have a negative impact on our operations.

17. FAILURE TO OBTAIN AND MAINTAIN REQUIRED REGULATORY APPROVALS WILL SEVERELY LIMIT OUR ABILITY TO COMMERCIALIZE OUR TECHNOLOGY.

We are required to obtain the approval of the Food and Drug Administration in the United States (FDA) before we commence commercialization of our technology in the United States, the principal market for our technology. We may also be required to obtain additional approvals from foreign regulatory authorities to apply for any sales activities we may carry out in those jurisdictions. If we cannot demonstrate the safety, reliability and efficacy of our technology, the FDA or other regulatory authorities could delay or withhold regulatory approval of our technology.

Even if we obtain regulatory approval of our technology, that approval may be subject to limitations on the indicated uses for which it may be marketed. Even after granting regulatory approval, the FDA and other regulatory agencies and governments in other countries will continue to review and inspect any future marketed products as well as any manufacturing facilities that we may establish in the future. Later discovery of previously unknown problems with a product or facility may result in restrictions on the product, including a withdrawal of the product from the market. Further, governmental regulatory agencies may establish additional regulations which could prevent or delay regulatory approval of our technology.

18. EVEN IF WE OBTAIN REGULATORY APPROVAL TO COMMERCIALIZE OUR TECHNOLOGY, LACK OF COMMERCIAL ACCEPTANCE MAY IMPAIR OUR BUSINESS.

Our product development efforts are primarily directed toward obtaining regulatory approval to market our tympanostomy tubes. Although tympanostomy tubes have been widely available for a number of years, our technology may not be accepted by the marketplace as readily as these or other competing products, processes and methodologies. Additionally, our technology may not be employed in all potential applications being investigated, and any reduction in applications may limit the market acceptance of our technology and our potential revenues. As a result, even if our technology is developed into a marketable technology and we obtain all required regulatory approvals, we cannot be certain that our technology will be adopted at a level that would allow us to operate profitably.

19. IF WE DO NOT KEEP PACE WITH OUR COMPETITORS, TECHNOLOGICAL ADVANCEMENTS AND MARKET CHANGES, OUR TECHNOLOGY MAY BECOME OBSOLETE AND OUR BUSINESS MAY SUFFER.

The market for our technology is highly competitive, is subject to rapid technological changes, and varies for different individual products. We believe that there are potentially many competitive approaches being pursued that compete with our technology, including some by private companies for which information is difficult to obtain.

Many of our competitors have significantly greater resources and have developed products and processes that directly compete with our technology. Our competitors may develop, or may in the future develop, new technologies that directly compete with our technology or even render our technology obsolete. Even if we are able to demonstrate that our technology provides improved or equivalent results in comparison with other products, researchers and practitioners may not use our technology and we may suffer a competitive disadvantage. Finally, to the extent that others develop new technologies that address the targeted application for our current technology, our business will suffer.

20. OUR ABILITY TO HIRE AND RETAIN KEY PERSONNEL WILL BE AN IMPORTANT FACTOR IN THE SUCCESS OF OUR BUSINESS AND A FAILURE TO HIRE AND RETAIN KEY PERSONNEL MAY RESULT IN OUR INABILITY TO MANAGE AND IMPLEMENT OUR BUSINESS PLAN.

We are highly dependent upon our management personnel, especially Prof. Av-Gay and Dr. Greenberg, because of their experience in pre-clinical and clinical drug development. The loss of the services of one or more of these individuals may impair management's ability to operate our company. We have not purchased key man insurance on any of these individuals, which insurance would provide us with insurance proceeds in the event of their death. Without key man insurance, we may not have the financial resources to develop or maintain our business until we could replace the individual or to replace any business lost by the death of that person. The competition for qualified personnel in the markets in which we operate is intense. In addition, in order to manage growth effectively, we must implement management systems and recruit and train new employees. We may not be able to attract and retain the necessary qualified personnel. If we are unable to retain or to hire qualified personnel as required, we may not be able to adequately manage and implement our business.

21. OUR OFFICERS AND DIRECTORS ARE ENGAGED IN OTHER ACTIVITIES AND MAY NOT DEVOTE SUFFICIENT TIME TO OUR AFFAIRS, WHICH MAY AFFECT OUR ABILITY TO CONDUCT OPERATIONS AND GENERATE REVENUES.

Our officers and Directors are not required to work exclusively for us, and they do not devote all of their time to our operations. Therefore, it is possible that their pursuit of other activities may slow our operations and reduce our financial results because of the slowdown in operations. It is expected that our officers and Directors will devote approximately 35 hours per month to our operations on an ongoing basis, and will devote whole days and even multiple days at a stretch when required.

22. MOST OF OUR ASSETS AND SEVERAL OF OUR DIRECTORS AND OFFICERS ARE LOCATED OUTSIDE THE UNITED STATES, WITH THE RESULT THAT IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE WITHIN THE UNITED STATES ANY JUDGMENTS OBTAINED AGAINST US OR ANY OF OUR DIRECTORS OR OFFICERS.

Although we are organized under the laws of the State of Nevada, United States, our principal business office is located in Yehud-Monosson, Israel. It may be difficult for investors to enforce judgments against us that are obtained in the United States in any action, including actions predicated upon civil liability provisions of federal securities laws. In addition, several of our Directors and officers reside outside the United States, and nearly all of the assets of these non-US persons and our company's assets are located outside of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against us or such persons judgments predicated upon the liability provisions of United States securities laws. There is substantial doubt as to the enforceability against us or any of our non-US Directors and officers in original actions or in actions of enforcement of judgments of United States courts or liabilities predicated on the civil liability provisions of United States federal securities laws. In addition, as the majority of our assets are located outside of the United States, it may be difficult to enforce United States bankruptcy proceedings against us. Under bankruptcy laws in the United States, courts typically have jurisdiction over a debtor's property, wherever it is located, including property situated in other countries. Courts outside of the United States may not recognize the United States bankruptcy court's jurisdiction. Accordingly, you may have trouble administering a United States bankruptcy case involving a Nevada company as debtor with most of its property located outside the United States. Any orders or judgments of a bankruptcy court obtained by you in the United States may not be enforceable.

23. INVESTORS WILL HAVE LITTLE VOICE REGARDING OUR MANAGEMENT DUE TO THE LARGE OWNERSHIP POSITION HELD BY OUR EXISTING MANAGEMENT AND THUS IT WOULD BE DIFFICULT FOR NEW INVESTORS TO MAKE CHANGES IN OUR OPERATIONS OR MANAGEMENT, AND THEREFORE, SHAREHOLDERS WOULD BE SUBJECT TO DECISIONS MADE BY MANAGEMENT AND THE MAJORITY SHAREHOLDERS, INCLUDING THE ELECTION OF DIRECTORS.

Our officers and Directors directly own 6,350,000 shares of the total of 10,169,227 issued and outstanding shares of our common stock and are in a position to continue to control us. Of these 10,169,227 shares, Prof. Av-Gay, our President, owns 5,275,000 shares, Mr. Mizrahi, our Secretary, Treasurer, and CFO, owns 675,000 shares, and Dr. Greenberg, our Director, owns 400,000 shares. Collectively, they own 63% of our total outstanding common shares. Such control may be risky to an investor because all important decisions relating to the direction and operations of the company may be made without the input of the company's investors. Moreover, investors will not be able to effect a change in the company's Board of Directors, business, or management.

                        RISKS RELATED TO OUR COMMON STOCK

24. THE MARKET PRICE FOR SECURITIES OF BIOPHARMACEUTICAL AND BIOTECHNOLOGY COMPANIES SUCH AS OURS HAVE BEEN AND ARE LIKELY TO CONTINUE TO BE HIGHLY VOLATILE DUE TO REASONS THAT ARE RELATED AND UNRELATED TO OUR OPERATING PERFORMANCE AND PROGRESS

The market prices for securities of biopharmaceutical and biotechnology companies have been highly volatile. The market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. In addition, future announcements and circumstances, such as our current financial condition, our ability to obtain new financing, the status of our relationships or proposed relationships with third-party collaborators, the terms of any financing we are able to raise, the results of testing and clinical trials, developments in patent or other proprietary rights of us or our competitors, litigation regarding the same, technological innovations or new therapeutic products, governmental regulation, or public concern as to the safety of products developed by us or others and general market conditions, concerning us, our competitors or other biopharmaceutical companies, may have a significant effect on the market price of our shares of common stock.

Moreover, the exercise of outstanding warrants and the sale of the shares of our common stock issuable upon exercise of those outstanding warrants could result in dilution to our current holders of common stock and cause a significant decline in the market price for our common stock. We have not paid any cash dividends on our common stock, and we do not anticipate paying any dividends on our common stock in the foreseeable future.

In addition, terrorist attacks in the U.S. and abroad, U.S. retaliation for these attacks, the war in Iraq and continued worldwide economic weakness and a related decline in consumer confidence, have had, and may continue to have, an adverse impact on the U.S. and world economy. These and similar events, as well as fluctuations in our operating results and market conditions for biopharmaceutical and biotechnology stocks in general, could have a significant effect on the volatility of the market price for our common stock, the future price of our common stock and on our ability to raise additional financing.

25. OUR STOCKHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR STOCK DUE TO THE ABSENCE OF A PUBLIC TRADING MARKET.

There is presently no public trading market for our common stock, we have not applied for a trading symbol or quotation, and it is unlikely that an active public trading market can be established or sustained in the foreseeable future. We intend to seek out a market maker to apply to have our common stock quoted on the OTC Bulletin Board upon effectiveness of this Form SB-2. However, there can be no assurance that our shares will be quoted on the OTC Bulletin Board. Until there is an established trading market, holders of our common stock may find it difficult to sell their stock or to obtain accurate quotations for the price of the common stock. If a market for our common stock does develop, our stock price may be volatile.

26. BROKER-DEALERS MAY BE DISCOURAGED FROM EFFECTING TRANSACTIONS IN OUR SHARES BECAUSE THEY ARE CONSIDERED PENNY STOCKS AND ARE SUBJECT TO THE PENNY STOCK RULES.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934 impose sales practice and disclosure requirements on NASD broker-dealers who make a market in "penny stocks". A penny stock generally includes any non-Nasdaq equity security that has a market price of less than $5.00 per share. Our shares currently are not traded on Nasdaq nor on any other exchange nor are they quoted on the OTC/Bulletin Board or "OTC/BB". Following the date that the registration statement, in which this prospectus is included, becomes effective we hope to find a broker-dealer to act as a market maker for our stock and file on our behalf with the NASD an application on Form 15c(2)(11) for approval for our shares to be quoted on the OTC/BB. As of the date of this prospectus, we have not attempted to find a market maker to file such application for us. If we are successful in finding such a market maker and successful in applying for quotation on the OTC/BB, it is very likely that our stock will be considered a "penny stock". In that case, purchases and sales of our shares will be generally facilitated by NASD broker-dealers who act as market makers for our shares. The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

27. WE INTEND TO BECOME SUBJECT TO THE PERIODIC REPORTING REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, WHICH WILL REQUIRE US TO INCUR AUDIT FEES AND LEGAL FEES IN CONNECTION WITH THE PREPARATION OF SUCH REPORTS. THESE ADDITIONAL COSTS WILL NEGATIVELY AFFECT OUR ABILITY TO EARN A PROFIT.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The fees charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

28. INVESTORS THAT NEED TO RELY ON DIVIDEND INCOME OR LIQUIDITY SHOULD NOT PURCHASE SHARES OF OUR COMMON STOCK.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Investors that need to rely on dividend income should not invest in our common stock, as any income would only come from any rise in the market price of our common stock, which is uncertain and unpredictable. Investors that require liquidity should also not invest in our common stock. There is no established trading market, and should one develop, it will likely be volatile and subject to minimal trading volumes.

29. BECAUSE WE CAN ISSUE ADDITIONAL SHARES OF COMMON STOCK, PURCHASERS OF OUR COMMON STOCK MAY INCUR IMMEDIATE DILUTION AND MAY EXPERIENCE FURTHER DILUTION.

We are authorized to issue up to 150,000,000 shares of common stock. At present, there are 10,169,227 common shares issued and outstanding. Our Board of Directors has the authority to cause us to issue additional shares of common stock without consent of any of our stockholders. Consequently, our stockholders may experience in the future more dilution in their percentage of ownership.

30. SINCE OUR OFFICERS AND DIRECTORS OWN A SIGNIFICANT PERCENTAGE OF OUR ISSUED AND OUTSTANDING COMMON STOCK, ANY FUTURE SALES OF THEIR SHARES MAY RESULT IN A DECREASE IN THE PRICE OF OUR COMMON STOCK AND THE VALUE OF OUR STOCKHOLDER'S INVESTMENT.

Our officers and Directors currently own 6,350,000 shares of the total 10,569,227 issued and outstanding shares of our common stock. Collectively they own 60% of our total outstanding common shares. These shares will be available for resale to the public in accordance with Rule 144 of the Act and their resale may result in a decrease in the price of our common stock and the value of your investment.

The possibility of future sales of significant amounts of shares held by them could decrease the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market. In such case, the value of your investment in us will decrease.

                    RISKS RELATED TO OUR OPERATIONS IN ISRAEL

31. WE CONDUCT PART OF OUR OPERATIONS IN ISRAEL AND THEREFORE OUR RESULTS MAY BE ADVERSELY AFFECTED BY POLITICAL, ECONOMIC, AND MILITARY INSTABILITY IN ISRAEL

Some of our operations and our officers and Directors are located in Israel. Accordingly, political, economic and military conditions in Israel may directly affect our business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors. Any hostilities involving Israel or the interruption or curtailment of trade within Israel or between Israel and its trading partners could adversely affect our operations and could make it more difficult for us to raise capital. Since September 2000, terrorist violence in Israel has increased significantly and negotiations between Israel and Palestinian representatives have not advanced. The establishment in 2006 of a government in the Palestinian Authority by representatives of the Hamas militant group has created additional unrest and uncertainty in the region.

Further, in the summer of 2006, Israel was engaged in an armed conflict with Hezbollah, a Lebanese Islamist Shiite militia group, which involved thousands of missile strikes and disrupted most day-to-day civilian activity in northern Israel. In addition, Israel is currently engaged in ongoing hostilities with Hamas, which has imposed its rule over the Gaza Strip. Any armed conflicts, terrorist activities or political instability in the region would likely negatively affect business conditions and could harm our results of operations.

              SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission (the "SEC") at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

                                 USE OF PROCEEDS

The shares of common stock offered hereby are being registered for the account of the selling stockholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the respective selling stockholders and we will not receive any proceeds from the resale of the common stock by the selling stockholders. We have agreed to bear all of the expenses incurred in connection with the registration of these shares.

We will receive proceeds of $763,958 if and when all of the share purchase warrants (assuming all share purchase warrants are exercised at their current respective exercise prices prior to expiry) are exercised. Since we cannot predict when the warrants will be exercised, if ever, we have not earmarked these proceeds for any particular purpose, and we anticipate that any proceeds that we do receive will be added to our general working capital for application to our ongoing operations.

                         DETERMINATION OF OFFERING PRICE

The selling stockholders may sell their shares of our common stock at a price of $0.0615 per share until shares of our common stock are quoted on the OTC
Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that we will be able to obtain an OTCBB listing. The offering price of $0.0615 per share for the currently issued shares, and of $0.20 per share for the shares to be issued upon exercise of the Series A warrants, is based on the last sales price of our common stock under our Private Placement, which we closed on December 28, 2007, and does not have any relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any material revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

                            SELLING SECURITY HOLDERS

The following table sets forth the number of shares beneficially owned by the selling stockholders and certain other information regarding such stockholders, as of December 31, 2007. The shares offered by this prospectus may be offered from time to time by the selling stockholders. The following table assumes that the selling stockholders will sell all of the shares being offered for their respective accounts by this prospectus. However, the selling stockholders may sell some, all or none of their shares of our common stock offered by this prospectus and we are unable to determine the exact number of shares that actually will be sold. We do not know how long the selling stockholders will hold the shares of our common stock before selling them, and we currently have no agreements, arrangements or understandings with any of the selling stockholders regarding the sale of any of the shares of our common stock. The information in the table below is current only as of the date of this prospectus.

In the following table, except as noted below, we have determined the number and percentage of shares beneficially owned in accordance with Rule 13d-3 of the Exchange Act, and this information does not necessarily indicate beneficial ownership for any other purpose. Except as otherwise indicated in the footnotes below, we believe that each of the selling stockholders named in this table has sole voting and investment power over the shares of our common stock indicated. In determining the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we include any shares as to which the person has sole or shared voting power or investment power, as well as any shares registered hereby that are subject to outstanding warrants held by that person and any shares subject to outstanding warrants or options that are currently exercisable or exercisable within 60 days after December 31, 2007. Applicable percentages are based on 10,569,227 shares of our common stock outstanding on December 31, 2007.


                                 Beneficial Ownership Prior                              Beneficial Ownership
                                     to this Offering(1)                                    After Offering
                                ------------------------------                         -------------------------
                                                   Number of
                                                    Shares
                                                   Issuable            Number of
    Name of                      Number of       Upon Exercise       Shares Being      Number of
Selling Stockholder               Shares          of Warrants         Offered(2)         Shares      Percent(**)
-------------------               ------          -----------         ----------         ------      -----------
Shlomo Wachtel                     4,065              4,065              8,130              0            0
Dina Wachtel                       4,065              4,065              8,130              0            0
Moshe Ben-Shlomo                   4,065              4,065              8,130              0            0
Hava Ben-Shlomo                    4,065              4,065              8,130              0            0
Gilly Regev Shoshani               3,008              3,008              6,016              0            0
Livia Mahler                      32,520             32,520             65,040              0            0
Zakaria Hmama                     81,057             81,057            162,114              0            0
Tuvi Zabari                       40,650             40,650             81,300              0            0
Hagit Berrios                     81,301             81,301            162,602              0            0
Uzi Rehavi                        80,846             80,846            161,692              0            0
Solomon Friedman                 487,561            487,561            975,122              0            0
Shifra Wanden                     40,650             40,650             81,300              0            0
Brian Wanden                      40,650             40,650             81,300              0            0
Itamar David                     406,504            406,504            813,008              0            0
Hadas David                      406,179            406,179            812,358              0            0
Shay Hershkovic                   64,561             64,561            129,122              0            0
Ohad David                        81,301             81,301            162,602              0            0
Daniel Friedman                  487,805            487,805            975,610              0            0
Alnoor Versi                     406,504            406,504            813,008              0            0
David Primack                     81,301             81,301            162,602              0            0
Stephanie Rebick                 162,602            162,602            325,204              0            0
Israel Basson                     80,862             80,862            161,724              0            0
Yorav Krief                       31,593             31,593             63,186              0            0
Tova Krief                        15,675             15,675             31,350              0            0
Natalie Basson                    80,862             80,862            161,724              0            0
Niv Ben Shlomo                    16,138             16,138             32,276              0            0
Shir Ben Shlomo                   16,138             16,138             32,276              0            0
Gary Bloomberg                   130,081            130,081            260,162              0            0
Judy Black                        20,000             20,000             40,000              0            0
Gary Black                        20,000             20,000             40,000              0            0
Rene` Van Haren                   81,301             81,301            162,602              0            0

Karin Van Haren                    8,130              8,130             16,260              0            0
Benjamin Friedman                  4,065              4,065              8,130              0            0
Shmuel Yeshayahu                   4,065              4,065              8,130              0            0
Errol Lipschitz                    4,065              4,065              8,130              0            0
Derek Hamill                       4,065              4,065              8,130              0            0
Meir Levi                        199,756            199,756            399,512              0            0
David Van Haren                    4,065              4,065              8,130              0            0
Ryan Van Haren                     4,065              4,065              8,130              0            0
Ilana Leviton                      4,065              4,065              8,130              0            0
Darlene Hayne                      4,065              4,065              8,130              0            0
Alexander Hayne                    4,065              4,065              8,130              0            0
Gila Hanan                        80,846             80,846            161,692              0            0
      TOTAL                    3,819,227          3,819,227          7,639,578            NIL            *

----------
*    Less than one percent.
** These figures assume that the selling stockholders will sell all of their shares available for sale during the effectiveness of the registration statement that includes this prospectus. The selling shareholders are not required to sell their shares.
(1) "Prior to this Offering" means prior to the offering by the selling stockholders of the securities registered under this prospectus for resale.
(2) Each of the Selling Stockholders number of shares being offered includes an equivalent amount of common stock and warrants to purchase common stock at a price per share of $0.20 per share for a period of two years from December 28, 2007.

                              PLAN OF DISTRIBUTION

The 7,639,578 shares of our common stock covered by the registration statement, of which this prospectus is a part, are being offered on behalf of the selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest disposing of shares of our common stock or interests therein received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer. Of such shares of common stock, 3,819,227 are, prior to their resale pursuant to this prospectus, issuable upon exercise of warrants issued in our Private Placement. If the warrants are exercised, we will receive cash for the exercise price, which is $0.20 for each share of common stock issued upon the exercise of the warrants. If all of the warrants issued in our Private Placement are exercised, we would receive an aggregate of $763,845 in cash. The shares of our common stock or interests therein may be sold from time to time by the selling stockholders directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or who may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The shares of our common stock may be sold by one or more of, or a combination of, the following methods, to the extent permitted by applicable law:

     * a block trade in which the selling stockholder's broker or dealer will attempt to sell the shares as agent, but may position and resell all or a portion of the block as a principal to facilitate the transaction;
     * a broker or dealer may purchase the common stock as a principal and then resell the common stock for its own account pursuant to this prospectus;
     * an exchange distribution in accordance with the rules of the applicable exchange;
     * ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     *    privately negotiated transactions;
     *    by pledge to secure debts or other obligations;
     *    put or call transactions;
     *    to cover hedging transactions;
     *    underwritten offerings; or
     *    any other legally available means.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. If the plan of distribution involves an arrangement with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, the supplement will disclose:

     * the name of the selling stockholder and of the participating broker-dealer(s);
     *    the number of shares  involved;
     *    the price at which the shares were sold;
     * the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;
     * that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and
     *    other facts material to the transaction.

In effecting sales, broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in the resales.

The selling stockholder may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In these transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also sell shares short and redeliver the shares to close out such short positions. The selling stockholder may enter into options or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling stockholder also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon default, the broker-dealer may sell the pledged shares pursuant to this prospectus.

Under the  subscription  agreements  entered  into  between  us and the  selling stockholders who were investors in our Private Placement, such selling stockholders have agreed that during the period from the date that such selling stockholders were first contacted with respect to such private placement through the date upon which this registration statement is declared effective, such selling stockholders would not directly or indirectly, through related parties, affiliates or otherwise sell "short" or "short against the box" any of our equity securities.

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholder. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principal, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale.

The selling stockholders and any broker-dealers, agents or underwriters that participate with the selling stockholders in the distribution of the issued and outstanding shares of common stock or the shares of stock issuable upon exercise of warrants may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any commissions received by these broker-dealers, agents or underwriters and any profits realized by the selling stockholders on the resales of the securities may be deemed to be underwriting commissions or discounts under the Securities Act. If the selling stockholders are deemed to be underwriters, the selling stockholders may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. In addition, because the selling stockholder may be deemed an "underwriter" within the meaning of Section 2(11) of the Securities Act, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act.

Any shares covered by the registration statement that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We will bear all costs, expenses and fees in connection with the registration of the shares. The selling stockholder will bear all commissions and discounts, if any, attributable to the sale of the shares. The selling stockholder may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify the selling stockholders against specified liabilities, including specified liabilities under the Securities Act, and such selling stockholders agreed to indemnify us against certain liabilities, including liabilities under the Securities Act. We also agreed to maintain the effectiveness of this registration statement, subject to certain exceptions, until the earlier of (1) the date on which all shares covered by the registration statement of which this prospectus is a part have been sold or otherwise disposed of pursuant to this prospectus or (2) the date on which the shares may be resold by the selling stockholders and their affiliates without registration by reason of Rule 144(k) under the Securities Act or any other rule of similar effect. The selling stockholders may sell all, some or none of the shares offered by this prospectus or interests therein.

                          TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is Holladay Stock Transfer, Inc., 2939 North 67th Place, Suite C, Scottsdale, AZ 85251, tel. (480) 481-3940, fax (480) 481-3941.

                                LEGAL PROCEEDINGS

We are not a party to any pending legal proceedings, nor are we aware of any governmental authority contemplating any legal proceeding against us.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All Directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our Board of Directors and hold office until their death, resignation or removal from office. Our Directors and executive officers, their ages, positions held, and duration as such, are as follows:

                                                                               Date First Elected
      Name                   Position Held with the Company           Age         or Appointed
      ----                   ------------------------------           ---         ------------
Prof. Yossef Av-Gay       President, CEO and Director                  46        June 28, 2007
Dr. David Greenberg       Chief Medical Officer and Director           48        June 28, 2007
Mr. Razi Mizrahi          Secretary, Treasurer and Director            43        June 28, 2007

BUSINESS EXPERIENCE

PROF. YOSSEF AV-GAY, PRESIDENT, CEO, MEMBER OF THE BOARD OF DIRECTORS

Prof. Yossef Av-Gay has served as our President and a member of our Board of Directors since June 28, 2007. The term of his office is for one year and is renewable on an annual basis. Since December 1994, Prof. Yossef Av-Gay has been employed by the University of British Columbia and his current position is Associate Professor of Microbiology in the Department of Medicine.

He is a microbiologist engaged in antimicrobial drug development. He is a full time faculty member of the Department of Medicine at the University of British Columbia, Vancouver, Canada. His research focuses on understanding unique mycobacterial metabolic pathways, identifying potential virulence genes, and validating these pathways as candidates for Tuberculosis drug development as well as preclinical tests of lead compounds. Prof. Av-Gay has authored 45 peer review scientific publications, three review articles, two book chapters, and 8 patents. He serves on scientific advisory boards and is a consultant to several Biotech companies. Prof. Av-Gay is a member of the scientific review panel of the Canadian Institute of Health Research, and the European Commission panels for Diseases related to Poverty (Malaria, TB and AIDS), and for Life Sciences, Genomics and Biotechnology for Health.

He currently devotes approximately 25 hours a month of his time to our company.

He is not an officer or Director of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

DR. DAVID GREENBERG, CHIEF MEDICAL OFFICER, MEMBER OF THE BOARD OF DIRECTORS

Dr. David Greenberg has served as our Chief Medical Officer and a member of our Board of Directors since June 28, 2007. The term of his office is for one year and is renewable on an annual basis. Since 1999, Dr. Greenberg has been employed by Ben-Gurion University in the position of medical doctor specializing in pediatric infectious diseases.

Dr. Greenberg obtained his MD from Ben-Gurion University of the Negev in Beer-Sheva, Israel in 1991, was Board certified in Pediatrics in 1996, and did his fellowship in Pediatric Infectious Diseases at "The Children's Hospital" in Vancouver, Canada, from 1997 to 1999. He was Board certified in Infectious Diseases in Israel in 2000. He joined the Department of Pediatrics and the Pediatric Infectious Disease Unit of Soroka University Medical Center as a pediatrician and a senior consultant in Pediatric Infectious Diseases in 1999. He is also the Head of the Clinical Service for Pediatric Oncology patients. In collaboration with various researchers from several universities worldwide, Dr. Greenberg was a member World Health Organization Pneumonia Vaccine Trial Investigators' Group and of the Pneumococcal Molecular Epidemiology Network
(PMEN). Dr. Greenberg is an Associated Professor at the Faculty of Health Sciences of the Ben-Gurion University of the Negev. He currently serves as the Chairman of the Israeli Clinical Pediatric Society. Dr. Greenberg's research activities focus on respiratory infections, such as pneumonia and otitis media, on vaccines, such as the pneumococcal conjugated vaccines, and on invasive infections, such as bacteremia and meningitis mostly caused by Streptococcus pneumoniae. He is particularly interested in epidemiology, molecular epidemiology and carriage of S. pneumoniae, as well as in the spread of antibiotic resistant pneumococci in the community. He is the author or co-author of over 75 peer review scientific publications, 8 review articles, two book chapters, and 1 patent.

Dr. Greenberg currently devotes approximately 5 hours a month of his time to our company.

He is not an officer or Director of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

MR. RAZI MIZRAHI, SECRETARY, TREASURER, MEMBER OF THE BOARD OF DIRECTORS

Mr. Mizrahi has served as our Secretary, Treasurer and a member of our Board of Directors since June 28, 2007. The term of his office is for one year and is renewable on an annual basis.

Mr. Mizrahi is a self employed businessman. He is the founder and President of Summit Diamonds, Inc., where he has worked for more than 20 years. Mr. Mizrahi has specialized in the supply of loose polished diamonds worldwide, with over 20 years experience focusing on the North American market.

Mr. Mizrahi currently devotes approximately 5 hours a month of his time to our company.

He is not an officer or Director of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

COMMITTEES OF THE BOARD

We do not have an audit committee or an audit committee financial expert. Our corporate financial affairs are simple at this stage of development and each financial transaction can be viewed by any officer or Director at will. The policy of having no committee will change if the constitution of one such becomes necessary as a result of growth of the Company or as mandated by public policy.

CODE OF ETHICS

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers; however, the Company plans to implement such a code in the second quarter of 2008.

FAMILY RELATIONSHIPS

There are no family relationships between our officers and Directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

Our Directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4. being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

POTENTIAL CONFLICT OF INTEREST

Since we do not have an audit or compensation committee comprised of independent Directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our Directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. In addition, two of our directors, Prof. Yossef Av-Gay and Dr. David Greenberg, are employed by the University of British Columbia (UBC) and Ben-Gurion University, respectively. Enox has entered into a services agreement with UBC, pursuant to which Prof. Av-Guy serves as UBC's Investigator providing the services to Enox. Both Prof. Av-Gay and Dr. Greenberg reported their relationships with Enox Biopharma to their universities. We are not aware of any other conflicts of interest with any of our executives or Directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 1, 2007, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current Directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the disposition of the shares. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.

The percentages below are calculated based on 10,569,227 shares of our common stock issued and outstanding as of December 31, 2007. Except for the warrants for 3,819,227 shares of our common stock, we do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

                                                      Amount and
                                                      Nature of
Title of                                              Beneficial     Percent of
 Class      Name and Address of Beneficial Owner      Ownership       Class(2)
 -----      ------------------------------------      ---------       --------
Common      Prof. Yossef Av-Gay(3)                    5,275,000          50%
Common      Dr. David Greenberg (4)                     400,000           4%
Common      Mr. Razi Mizrahi (5)                        675,000           6%
Common      Mr. Solomon Friedman (6)                    975,122         9.2%
Common      Mr. Daniel Friedman (7)                     975,610         9.2%
Common      Mr. Itamar David (8)                        813,008         7.7%
Common      Mrs. Hadas David (9)                        812,358         7.7%
Common      Mr. Alnoor Versi (10)                       813,008         7.7%
Common      Directors and officers as a
             group of three (1)                       6,350,000          60%

----------
(1)  Represents beneficial ownership.
(2) Based on the total of 10,569,227 outstanding common shares as of the date hereof.
(3)  Mr. Av Gay's address is 3849 West 13th Avenue, Vancouver BC V6R2S9, Canada.
(4)  Mr. Greenberg's address is 39 Tamar St,. Omer 94965, Israel.
(5)  Mr. Mizrahi's address is 3 Haruvim St., Pardes Hana 37000, Israel.
(6) Holds 487,805 shares of common stock and 487,805 Series A Warrants. Each Series A Warrant entitles the holder to purchase one share of our common stock at an exercise price of $0.20 for a period of two years from December 28, 2007. Mr. Friedman's address is 1003, 438 Seymour St., Vancouver, BC V6B 6H4, Canada.
(7) Holds 487,561 shares of common stock and 487,561 Series A Warrants. Each Series A Warrant entitles the holder to purchase one share of our common stock at an exercise price of $0.20 for a period of two years from December 28, 2007. Mr. Friedman's address is 1003, 438 Seymour St., Vancouver, BC V6B 6H4, Canada.
(8) Holds 406,504 shares of common stock and 406,504 Series A Warrants. Each Series A Warrant entitles the holder to purchase one share of our common stock at an exercise price of $0.20 for a period of two years from December 28, 2007. Mr. David's address is 13 Achuza St., Pardes-Hana Karkur 37075.
(9) Holds 406,179 shares of common stock and 406,179 Series A Warrants. Each Series A Warrant entitles the holder to purchase one share of our common stock at an exercise price of $0.20 for a period of two years from December 28, 2007. Ms. David's address is 13 Achuza St., Pardes-Hana Karkur 37075.
(10) Holds 406,504 shares of common stock and 406,504 Series A Warrants. Each Series A Warrant entitles the holder to purchase one share of our common stock at an exercise price of $0.20 for a period of two years from December 28, 2007. Mr. Versi's address is 806-1383 Marinaside Crescent, Vancouver BC, Canada.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

We are authorized to issue 100,000,000 shares of common stock with a par value of $0.0001 per share, and 50,000,000 shares of preferred stock, par value $0.0001 per share. As of December 31, 2007, we had 10,569,227common shares outstanding. Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

Each stockholder is entitled to receive the dividends as may be declared by our Board of Directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our Board of Directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

PREFERRED STOCK

The Board of Directors is authorized to determine and alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of preferred shares, and to fix the number of shares and the designation of any series of preferred shares. The Board of Directors may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any wholly unissued series subsequent to the issue of those shares. The rights of the holders of common stock will be subject to and may be adversely affected by the rights of the holders of any preferred stock that may be issued in the future. Issuance of a new series of preferred stock could make it more difficult for a third party to acquire, or discourage a third party from acquiring, the outstanding shares of common stock and make removal of the Board of Directors more difficult. No rights, preferences or privileges have yet been determined and no shares of preferred stock have been issued.

WARRANTS

As of December 31, 2007, there were outstanding Series A warrants to purchase 3,819,227 shares of our common stock at an exercise price of $0.20 per share, which were issued in conjunction with the Private Placement we undertook in December 2007. These warrants expire on December 28, 2009.

OPTIONS

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our Directors, employees and consultants.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer, or employee.

SRK Law Offices, our independent legal counsel, has provided an opinion on the validity of our common stock being offered by this prospectus.

The financial statements included in this prospectus and the registration statement have been audited by Moore and Associates, Chartered., Certified Public Accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

The Nevada General Corporation Law requires us to indemnify officers and Directors for any expenses incurred by any officer or Director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or Director because of his or her status as an officer or Director, to the extent that the Director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Nevada General Corporation Law permits a corporation to indemnify an officer or Director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or Director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Company and such indemnification is authorized by the stockholders, by a quorum of disinterested Directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of Directors consisting of disinterested Directors, or by independent legal counsel in a written opinion if a quorum of disinterested Directors cannot be obtained.

The Nevada General Corporation Law prohibits indemnification of a Director or officer if a final adjudication establishes that the officer's or Director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an officer or Director to apply to the court for approval of indemnification even if the officer or Director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada General Corporation Law also provides that indemnification of Directors is not permitted for the unlawful payment of distributions, except for those Directors registering their dissent to the payment of the distribution.

According to Article VII of our bylaws, we are authorized to indemnify our Directors to the fullest extent authorized under Nevada Law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act may be provided to Directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                       ORGANIZATION WITHIN LAST FIVE YEARS

See "Certain Relationships and Related Transactions", below.

                             DESCRIPTION OF BUSINESS

CORPORATE HISTORY

We were incorporated on June 28th, 2007 in the State of Nevada. We are a development stage company that only recently commenced its business operations, and we currently have no revenue or significant assets. We have never declared bankruptcy or been in receivership, and have never been involved in any legal action or proceedings. Since becoming incorporated, we have not made any significant purchase or sale of assets, nor have we been involved in any merger, acquisition or consolidation. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose.

Neither Enox Biopharma, nor its officers, Directors, promoters or affiliates, have had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

OUR CURRENT BUSINESS

We are dedicated to the novel treatment and prevention of acute ear infections in children, known in medical terms as Acute Otitis Media. We plan to execute our novel treatment plan through a combined medical device with unique drug eluting technologies suitable for treatment of acute and antibiotic resistant ear infections in children. Our planned device is a unique tympanostomy tube capable of repelling infections.

BRIEF DESCRIPTION OF OTITIS MEDIA

Otitis Media or Acute Otitis Media (AOM) is an inflammation of the middle ear, which is located behind the eardrum, and consists of three tiny bones that transmit sound from the eardrum to the inner ear. When bacteria or viruses enter the ear, they travel to the middle ear, where they can cause infection. An infection can lead to a build-up of fluid and pus behind the eardrum, which can cause ear pain and, in severe cases, the tympanic membrane may rupture. "Seventy-five percent of children experience at least one episode of Otitis Media by their third birthday. Almost half of these children will have three or more ear infections during their first 3 years. It is estimated that medical costs and lost wages because of otitis media amount to $5 billion a year in the United States. Although Otitis Media is primarily a disease of infants and young children, it can also affect adults."

*    Gates GA.  Cost-effectiveness  Considerations  in Otitis  Media  Treatment.
     Otolaryngol    Head   Neck   Sur.   April   1996.    114   (4):    525-530.
     (http://www.nidcd.nih.gov/health/hearing/otitism.asp)

CAUSES

Children develop ear infections more frequently in the first 2 to 4 years of life for several reasons:

* Their eustachian tubes are shorter and more horizontal than those of adults, which allow bacteria and viruses to find their way into the middle ear more easily. Their tubes are also narrower and less stiff, which makes them more prone to blockage.
* The adenoids, which are gland-like structures located in the back of the upper throat near the eustachian tubes, are large in children and can interfere with the opening of the eustachian tubes.

SIGNS AND SYMPTOMS

The signs and symptoms of Acute Otitis Media may range from very mild to severe:

* The fluid in the middle ear may push on the eardrum, causing ear pain. An older child may complain of an earache, but a younger child may tug at the ear or simply act irritable and cry more than usual.
* Lying down, chewing, and sucking can also cause painful pressure changes in the middle ear, so a child may eat less than the normal amount or have trouble sleeping.
* If the pressure from the fluid buildup is high enough, it can cause the eardrum to rupture, resulting in drainage of fluid from the ear. This releases the pressure behind the eardrum, usually bringing on relief from the pain.

TREATMENTS

The common way to treat Otitis Media is the use of an antibiotic (a drug that kills bacteria) when there is an active middle ear infection. If a child is experiencing pain, the physician may also recommend a pain reliever.

"Once the infection clears, fluid may remain in the middle ear for several months. Middle ear fluid that is not infected often disappears after 3 to 6 weeks. Neither antihistamines nor decongestants are recommended as helpful in the treatment of Otitis Media at any stage in the disease process. Sometimes physicians will treat the child with an antibiotic to hasten the elimination of the fluid. If the fluid persists for more than 3 months and is associated with a loss of hearing, many physicians suggest the insertion of "tubes" in the affected ears. This operation, called a myringotomy, can usually be done on an outpatient basis by a surgeon, who is usually an otolaryngologist (a physician who specializes in the ears, nose, and throat). While the child is asleep under general anesthesia, the surgeon makes a small opening in the child's eardrum. A small metal or plastic tube is placed into the opening in the eardrum. The tube ventilates the middle ear and helps keep the air pressure in the middle ear equal to the air pressure in the environment. The tube normally stays in the eardrum for 6 to 12 months, after which time it usually comes out spontaneously." (Source: NIDCD - National Institute on Deafness and Other Communication Disorders. http://www.nidcd.nih.gov/health/hearing/otitism.asp).

OUR PRODUCT

We are a biotechnology company that plans to develop a novel treatment for acute ear infections in children. More specifically, we have identified a combined medical device with unique drug eluting technologies suitable for treatment of acute and antibiotic resistant ear infections in children. Our planned device is a unique tympanostomy tube that will be capable of repelling infections.

In our management's opinion, the decreasing effectiveness of antibiotics has become a worldwide concern. It is generally acknowledged that the increase in drug-resistant bacteria is in large measure a byproduct of inappropriate prescription of antibiotics. Antibiotic resistance occurs when mutant bacteria are selected out by antibiotic use. These mutant bacteria are not eradicated by standard antibiotics. We intend that our technology will be a safe alternative to antibiotics and as such prevent occurrence of antibiotic resistant strains. We expect that our natural and non-antibiotic technology will enable the tympanostomy tubes to act as bacterial and viral repellants.

Our technology enhances the adaptation of the tube to the middle ear and prevents re-occurring bacterial and viral infections. Our technology is a safe alternative to antibiotics and as may prevent the occurrence of antibiotic resistant strains. Unlike conventional tubes which may get blocked as a result of fluids generated by infection, our natural and non antibiotic technology enables the tubes to act as bacterial and viral repellants.

Since our tympanostomy tubes do not get blocked, recalcitrant Acute Otitis Media may be prevented, saving the costs associated with repeated doctor visits and hospitalizations.

The company has secured its technology and intellectual property by filing a provisional patent with the US patent office, Provisional Patent application serial # 60/974,228 (2007).

THE MARKET

According to Pediatrics(R), "Total national expenditures for the treatment of Otitis Media were estimated to have been approximately $4.1 billion in 1992 dollars and $5.3 billion in 1998 dollars. Over 40% of national expenditures to treat Otitis Media in children younger than 14 years of age were incurred for children between 1 and 3 years of age ($453 per capita in 1992 dollars over these 2 years vs. $1027 for all years of age from 2 to 13). Nationally, expenditures for visits remained the largest component of expenditures." (Source: Pediatrics - Pediatric Medicaid Cohort Direct Expenditures Related to Otitis Media Diagnoses: Extrapolations from a Pediatric Medicaid Cohort, May 10, 2007-http://www.pediatrics.org/cgi/content/full/105/6/e72).

According to NIDCD, "Seventy-five percent of children experience at least one episode of Otitis Media by their third birthday. Almost half of these children will have three or more ear infections during their first 3 years. It is estimated that medical costs and lost wages because of Otitis Media amount to $5 billion a year in the United States. Although Otitis Media is primarily a disease of infants and young children, it can also affect adults." (Source:
NIDCD - National Institute on Deafness and Other Communication Disorders. http://www.nidcd.nih.gov/health/hearing/otitism.asp).

COMPETITION

The biotechnology and pharmaceutical industries are highly competitive. Numerous entities in the United States and elsewhere compete with our efforts to commercialize our technology. Our competitors include pharmaceutical, biomedical, biotechnology and diagnostic companies, academic and research institutions and governmental and other publicly and privately funded research agencies. We face, and expect to continue to face, competition from these entities to the extent that they develop products that have a function similar or identical to the function of our technology. Because many of our competitors have substantially greater capital resources and more experience in research and development, manufacturing and marketing than we have, we may not succeed in developing our proposed products and bringing them to market in a cost-effective and timely manner.

We are a development stage company engaged exclusively in research and development. We have not yet completed the development of our first product and have no revenue from operations. As a result, we may have difficulty competing with larger, established biomedical and pharmaceutical companies and organizations such as Heinz Kurz GmbH (http://www.kurzmed.de/int/index.php) and Invotec (http://www.invotec.net/otology/ventilationtubes.htm). These companies and organizations have greater financial, technical, research, marketing, sales, distribution, service and other resources than we have. Moreover, they offer broader product lines and services and have greater name recognition than we do, and may offer discounts as a competitive tactic to raise a barrier to our entry into the marketplace.

Traditional tympanostomy tubes are prone to continuous blockage and re-infection that occur as a result of bacterial biofilm formation on the plastic surface. Thus, treatment of Otitis Media requires pre- and post-operation prophylactic antibiotic treatment. Our technology prevents blockage of the tubes. Also, our tubes are embedded with a unique alternative to antibiotics that prevents post operation re-infection. The main advantage of our tubes is that they render unnecessary the standard prophylactic antibiotic treatment and avert the need for re-occurring visits to the doctor's office.

INTELLECTUAL PROPERTY

PATENT APPLICATION

The company secured its technology and intellectual property by filing a provisional patent with the US patent office on September 21st 2007, Provisional Patent application serial # 60/974,228 (2007), at a cost of $7,000.

DOMAIN NAME

We  own  and  operate   the   following   registered   internet   domain   name:
www.enoxbiopharma.com and have launched our website. The information contained on our website does not form part of this prospectus.

GOVERNMENTAL REGULATION

Our research and development activities and the manufacturing and marketing of our proposed products are subject to the laws and regulations of governmental authorities in the United States and any other countries in which our products are ultimately marketed. In the United States, the Food and Drug Administration, or FDA, among other activities, regulates new product approvals to establish the safety and efficacy of the types of products and technologies our company is currently developing. Governments in other countries have similar requirements for testing and marketing.

Regulation by governmental authorities in the United States and foreign countries is a significant factor in the development, manufacture and marketing of our proposed products and in our ongoing research and development activities.

The products and technologies that we are currently researching and developing will require regulatory approval by governmental agencies prior to commercialization. Various federal statutes and regulations also govern or influence the testing, manufacturing, safety, labeling, storage, record keeping, and marketing of therapeutic products. The process of obtaining these approvals and the subsequent compliance with applicable statutes and regulations require the expenditure of substantial time and financial resources. Any failure by us or our collaborators, licensors, or licensees to obtain, or any delay in obtaining regulatory approval, could have a material adverse effect on our business.

FDA APPROVAL

The FDA sets out guidelines for clinical trials which are conducted to obtain FDA approval. Clinical trials are required to find effective treatments to improve health. All clinical trials are based on a protocol which is a study plan that describes the type of people who may participate in the trial, the schedule of tests and procedures, and the length of the study.

Most clinical trials in the United States must be approved and monitored by an Institutional Review Board, or IRB, to make sure the risks of the trial are as low as possible and are worth any potential benefits. All institutions that conduct or support biomedical research are required by federal regulation to have an IRB that initially approves and periodically reviews the research.

Upon successful completion of a clinical trial validation study, an application based on the results of the clinical trial is submitted for FDA approval. Upon receipt of FDA approval, the medical product is ready for commercialization.

In the United States, clearance or approval to commercially distribute new medical devices or products is received from the FDA through clearance of a 510(k) pre-market notification (or 510(k) for short), or approval of a premarket approval application (or PMA for short). It may take from three to nine months from submission to obtain 510(k) clearance, but may take longer or clearance may not be obtained at all. The FDA may determine that additional information is needed before approval to distribute the product is given.

For any products that are cleared through the 510(k) pre-market notification process, modifications or enhancements that may significantly affect safety or constitute a major change in the intended use of the product will require new 510(k) submissions.

A PMA application must be filed if a proposed product is not substantially equivalent to a medical product first marketed prior to May 1976, or if otherwise required by the FDA. The PMA approval process can be expensive, uncertain and lengthy. A number of products for which other companies have sought FDA approval of a PMA application were never approved for marketing in the end. It generally takes from six to eighteen months from submission to obtain PMA approval, but it may take longer or the submission may not be approved at all.

In order to obtain FDA approval of a new medical product, sponsors must generally submit proof of safety and efficacy. In some cases, such proof entails extensive pre-clinical and clinical laboratory tests. The testing and preparation of necessary applications and processing of those applications by the FDA is expensive and may take several years to complete. There can be no assurance that the FDA will act favorably or in a timely manner in reviewing submitted applications, and we may encounter significant difficulties or costs in our efforts to obtain FDA approval. Such circumstances may delay or preclude us from marketing any products we may develop. The FDA may also require post-marketing testing and surveillance of approved products, or place other conditions on the approvals. These requirements may create difficulties for our company to sell our proposed products and may increase the costs of such products, which may restrict the commercial applications of such products. Product approvals may be withdrawn if compliance with regulatory standards is not maintained or if problems occur following initial marketing. For patented technologies, delays imposed by the governmental approval process may materially reduce the period during which we will have the exclusive right to exploit such technologies.

If human clinical trials of a proposed medical product are required, the manufacturer or distributor of the product will have to file an Investigational Device Exemption or Investigational New Drug submission with the FDA prior to commencing human clinical trials. The submission must be supported by data, typically including the results of pre-clinical and laboratory testing. Following submission of the Investigational Device Exemption or Investigational New Drug, the FDA has 30 days to review the application and raise safety and other clinical trial issues. If we are not notified of objections within that period, clinical trials may be initiated, and human clinical trials may commence at a specified number of investigational sites with the number of patients approved by the FDA.

RESEARCH AND DEVELOPMENT

We are a development stage company and have not generated any revenues from our technologies. We believe, however, that there are opportunities to discover and develop effective and cost effective treatment for Otitis Media. Our current business is primarily focused on developing a unique drug eluting technology suitable for treatment of acute and antibiotic resistant ear infections in children.

We have produced a series of tympanostomy tubes prototypes and are now evaluating their advantage over currently approved tubes. For that purpose, we have signed a service agreement with the University of British Columbia, at an annual cost of $50,000, pursuant to which the University of British Columbia will perform development studies aimed to calibrate our technology and adapt it to various changing clinical situations. We have contracted with NRD Solutions, at a cost of $12,000, to evaluate our tympanostomy tube device on an ongoing basis for the next twelve months. We have plans to undertake additional research and development activities during the next twelve months. For a detailed description see "Plan of Operation."

SUPPLIERS

The prototype is being developed by us using materials supplied from various commercial sources. Our company is not reliant upon any suppliers for the research and development of our technology.

CUSTOMERS

As we are in the development stage of our business, we do not currently have any customers for our proposed products.

EMPLOYEES

We have no employees at the present time. Our officers and Directors are responsible for all planning, developing and operational duties, and will continue to do so throughout the early stages of our growth.

REPORTS TO SECURITY HOLDERS

We will voluntarily make available to securities holders an annual report, including audited financials, on Form 10-KSB. We are not currently a fully reporting company, but upon effectiveness of this registration statement, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934; such as quarterly reports on Form 10-QSB and current reports on Form 8-K.

The public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 100 F Street, NE, Washington DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and
Exchange Commission at 1-800-732-0330. We are an electronic filer. The Securities and Exchange Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The internet address of the site is http://www.sec.gov.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH OUR FINANCIAL STATEMENTS AND THE RELATED NOTES THAT APPEAR ELSEWHERE IN THIS REGISTRATION
STATEMENT. THE FOLLOWING DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT REFLECT OUR PLANS, ESTIMATES AND BELIEFS. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED IN THE FORWARD LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED BELOW AND ELSEWHERE IN THIS REGISTRATION STATEMENT, PARTICULARLY IN THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 6 OF THIS REGISTRATION STATEMENT.

Our audited  financial  statements  are stated in United States  Dollars and are
prepared  in  accordance  with  United  States  Generally  Accepted   Accounting
Principles.

OVERVIEW

We are a development stage company. We plan on developing a unique drug eluting technology suitable for the treatment of acute and antibiotic resistant ear infections in children. The main treatment for Acute Otitis Media (AOM) is surgical installment of a "tympanostomy tube". Yet, re-occurring infection and blockage of the tube is a common phenomenon. Our technology is intended to enhance the adaptation of the tube to the middle ear and to prevent re-occurring bacterial and viral infections.

In our management's opinion, the decreasing effectiveness of antibiotics has become a worldwide concern. It is generally acknowledged that the increase in drug-resistant bacteria is in large measure a byproduct of the inappropriate prescription of antibiotics. Antibiotic resistance occurs when mutant bacteria are selected out by antibiotic use. These mutant bacteria are not eradicated by standard antibiotics. We intend for our technology to be a safe alternative to antibiotics and as such prevent the occurrence of antibiotic resistant strains. We expect that our natural and non-antibiotic technology will enable the tympanostomy tubes to act as bacterial and viral repellants. Thus, our tympanostomy tubes, if developed as planned, should not get blocked. As a result, recalcitrant Acute Otitis Media may be prevented, thus saving the costs associated with repeated doctor visits and hospitalizations.

ACTIVITIES TO DATE

We have produced a series of tympanostomy tubes prototypes and are now evaluating their advantages over currently approved tubes. For that purpose, we have signed a service agreement with the University of British Columbia at an annual cost to us of $50,000 which focuses on development studies aimed to calibrate our technology and adapt it to various changing clinical situations. We contracted with NRD Solutions, at a cost of $12,000, to evaluate our tympanostomy tube device, on an ongoing basis, for the next twelve months. We have secured its technology and intellectual property by filing a provisional patent with the US patent office at a cost of $7,000.

We have secured the domain name "www.enoxbiopharma.com" and launched our website.

LIQUIDITY AND CASH RESOURCES

As previously noted, we have raised $234,882 from a private placement to 43 non-affiliated investors. We have incurred $4,594 for general and administrative expenses, $80,860 for professional and consulting fees and an expense of $234,882 which is the fair value of the warrants issued on December 28, 2007 estimated by using the Black Scholes option-pricing model. As of December 31, 2007, we had $143,399 in cash remaining. As of the date hereof, we have approximately $136,840 in cash. Our budgeted expenditures for the next twelve months are $243,000. Therefore, we presently have a budgeted shortfall of approximately $23,792.

The length of time for which we will be able to satisfy our cash requirements with our current cash balance depends on how quickly and effectively our company can begin to generate revenue. We estimate that our current cash balances will be extinguished by January 2009, provided that we do not have any unanticipated expenses.

We will need to raise additional funds for the future development of our business, and to respond to unanticipated requirements or expenses. We do not currently have any arrangements for financing and we can provide no assurance to investors we will be able to find such financing. There can be no assurance that additional financing will be available to us, or on terms that are acceptable. Consequently, we may not be able to proceed with our intended business plans or complete the development and commercialization of our product.

There are also no plans or expectations to purchase or sell any significant equipment in the initial years of operation.

PLAN OF OPERATION

Our plan of operation is to develop a unique drug eluting technology suitable for treatment of acute and antibiotic resistant ear infections in children. During the next 12 months we will be focusing our attention on developing our technology for coating tympanostomy tubes, securing our intellectual property, obtaining experimental evidence to support the development of our device, designing clinical studies and conducting preliminary discussions with the Food and Drug Administration.

We intend to accomplish this through the following milestones:

MILESTONES

The following is a chronological itemization of the milestones that we hope to achieve over the next 12 months until January 31, 2009. We are currently in the first period of the milestones noted below.

1. ORGANIZATION:  FEBRUARY 2008 THROUGH APRIL 2008

During the first 3 months, we will be focusing our attention on developing our technology for coating tympanostomy tubes, and securing our intellectual property and obtaining experimental evidence to support the development of our device. Our President and Director, Prof. Yossef Av-Gay, will be responsible for the performance of these milestones.

We have signed a service agreement with the University of British Columbia at an annual cost to us of $50,000 which focuses on development studies aimed to calibrate our technology and adapt it to various changing clinical situations. We budgeted $50,000 for this purpose, of which we have prepaid $25,000 to the University of British Columbia.

We plan to negotiate with Boston Medical Center in order to carry out a clinical trial related to the effectiveness of our product in the treatment of Otitis Media in animals. Our Director, Mr. David Greenberg, will be negotiating with Boston Medial Center. We have budgeted $6,000 for the design and travel expenses associated with the clinical trials in animals. We have budgeted $24,000 for the first round of the clinical trials in animals.

We will also start negotiating with Soroka Medical Center located in Beer Sheva, Israel regarding clinical trials.

2. RESEARCH AND DEVELOPMENT: MAY 2008 THROUGH AUGUST 2008

During the next 4 months, we plan to conduct a series of experiments to obtain supportive evidence for the further development of our product, both in term of the efficacy and safety of our product. These studies will include in-vitro and in-vivo experiments testing various organisms causing Otitis Media in several biological models. Our President and Director, Prof. Yossef Av-Gay will be responsible for the performance of these experiments and studies.

We plan to follow up on our provisional patent application by filing a patent with the US Patent and Trademark Office and to apply for PCT protection under the international Patent Cooperation Treaty (PCT).

3. DESIGN CLINICAL STUDIES: SEPTEMBER 2008 THROUGH JANUARY 2009

During this period we will analyze the results obtained from both the in-vitro and animal studies and establish the formulation to be examined in the clinical trials. We expect to adapt the prototype of the device to the correct formulation and the tubes will be examined in-vitro.

Following the above experiments and the completed patent application, we plan to apply for investigational new drug (IND) review with the Food and Drug
Administration. For this purpose, we will initiate due diligence and negotiations aimed to assemble a committee of experts in medicinal chemistry and pharmacology and toxicology that will assist us with phase I clinical trials.

We have budgeted $12,000 for the recruitments and negotiation process with leading experts. Our Director, Mr. David Greenberg, will be in charge of this task.

ESTIMATED EXPENSES FOR THE NEXT TWELVE MONTH PERIOD

In our management's opinion, we will incur the following expenses to implement our plan of operation over the next twelve months:

          Consultant Compensation*                                54,000
          Service Agreements**                                    86,000
          Business Development and Travel Expenses***             12,000
          Supplies                                                30,000
          Technical Writing                                        6,000
          Website Development                                      5,000
          Professional Fees (Legal and accounting)****            30,000
          Transfer Agent                                          10,000
          General and Administrative Expenses                     10,000
                                                                --------
       TOTAL                                                    $243,000
                                                                ========
----------
*    Expenses of $54,000 of which we prepaid $30,000.
**   Expenses of $86,000 of which we prepaid $37,000.
***  Expenses of $12,000 of which we prepaid $2,868.
**** Expenses of $30,000 of which we prepaid $12,500.

These expenditures are described in detail in "Milestones".

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements

                             DESCRIPTION OF PROPERTY

We do not lease or own any real property. We currently maintain our corporate office at 27 Havradim St. Yehud-Monosson 56275, Israel, in space provided to us by our President. We do not pay any rental fees for use of this space. This space is sufficient until we commence full operations.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the consulting agreements and stock transactions discussed below, we have not entered into any transaction, nor are there any proposed transactions, in which any Director, executive officer, shareholder of us, or any member of the immediate family of any of the foregoing, had or is to have a direct or indirect material interest.

CONSULTING AGREEMENTS

On August 1, 2007, we entered into a Consulting Agreement with Dr. David Greenberg, our Director, for an initial term of twelve months, pursuant to which the consultant agreed to provide us with management consulting services, in exchange for payment of consulting fees in the amount of $1,000 per month. The specific services to be provided by the consultant include speaking on our behalf to potential investors, collaborators, and partners. Upon expiration of the initial term, the Consulting Agreement is automatically renewable for renewal terms of 90 days each.

On September 1, 2007, we entered into a Consulting Agreement with 0794658 B.C Ltd., a company owned by Prof. Av-Gay, our President and Director, for an initial term of twelve months, pursuant to which the consultant agreed to provide us with management consulting services, in exchange for payment by us of consulting fees in the amount of $3,000 per month. The specific services to be provided by the consultant include: managing the company's activities and operations, providing microbiology and biochemistry expertise, speaking on our behalf to potential investors, collaborators, and partners, and filing patents with the US Patent and Trademark Office. Upon expiration of the initial term, the Consulting Agreement is automatically renewable for renewal terms of 90 days each.

On  September  1,  2007,  we  entered  into  a  Consulting  Agreement  with  NRD
Solutions,, for an initial term of twelve months, pursuant to which the consultant agreed to provide us with an evaluation of our tympanostomy tube device, provide an expert opinion on the company devices and technologies, and speak on our behalf to potential investors, collaborators and partners.

REAL PROPERTY

We do not lease or own any real property. We currently maintain our corporate office at 27 Havradim St., Yehud-Monosson, 56275, Israel, in space provided to us by our President. We do not pay any rental fees for use of this space.

STOCK TRANSACTIONS

On June 28, 2007, Prof. Yossef Av-Gay, our President and Director, was issued 5,275,000 shares of our common stock in consideration for cash at a price of $0.0001 per share. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

On June 28, 2007, Mr. Razi Mizrahi, our Secretary, Treasurer and Director, was issued 675,000 shares of our common stock in consideration for cash at a price of $0.0001 per share. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

On June 28, 2007, Dr. David Greenberg, our Director, was issued 400,000 shares of our common stock in consideration for cash at a price of $0.0001 per share. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

On June 28, 2007, NRD Solutions, was issued 400,000 shares of our common stock in consideration for cash at a price of $0.0001 per share. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

OTHER TRANSACTIONS

On June 28, 2007, Prof. Yossef Av-Gay, our President and Director, loaned the Company $100. The loan bears no interest and is payable on demand, not earlier than 12 months from June 28, 2007.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Currently, there is no public trading market for our stock, and we have not applied to have our common stock listed. We intend to seek out a market maker to apply to have our common stock quoted on the OTC Bulletin Board upon effectiveness of this Form SB-2. No trading symbol has yet been assigned.

RULES GOVERNING LOW-PRICE STOCKS THAT MAY AFFECT OUR SHAREHOLDERS' ABILITY TO RESELL SHARES OF OUR COMMON STOCK

Our stock currently is not traded on any stock exchange or quoted on any stock quotation system. Upon the registration statement in which this prospectus is included becoming effective, we will seek out a market maker to apply for quotation of our common stock on the NASD's OTCBB.

Quotations on the OTCBB reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions. Our common stock may be subject to certain rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are securities with a price of less than $5.00, other than securities registered on certain national exchanges or quoted on the Nasdaq system, provided that the exchange or system provides current price and volume information with respect to transaction in such securities. The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

The penny stock rules require broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, to make a special suitability determination for the purchaser to receive the purchaser's written consent to the transaction prior to sale, to deliver standardized risk disclosure documents prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

HOLDERS

As of the filing of this prospectus, we have 47 stockholders of record. We are registering 7,639,578 shares of our common stock held by 43 non-affiliated investors under the Securities Act of 1933 for sale by the selling securities holders named in this prospectus. This does not include the 6,350,000 shares held by our officers and Directors.

RULE 144 SHARES.

As of December 31, 2007, there are no shares of our common stock that are currently available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Securities Act.

Under Rule 144, as amended, effective as of February 15, 2008, a person who is deemed to have been our affiliate at any time during the 90 days preceding a sale, has beneficially owned restricted shares for at least six months, and has complied with the requirements described below, would be entitled to sell a specified number of shares within any three-month period. That number of shares cannot exceed one percent of the number of shares of common stock then outstanding, which will equal approximately 101,692 immediately after this offering. Under Rule 144, an "affiliate" of a company is a person that directly or indirectly controls, is controlled by or is under common control with that company.

Sales under Rule 144 are also restricted by manner of sale provisions, notice requirements and the availability of current public information about us. Rule 144 provides that our affiliates who are selling shares of our common stock that are not restricted shares must comply with the same restrictions applicable to restricted shares with the exception of the holding period requirement. For a person who is not deemed to have been our affiliate at any time during the three months preceding a sale, sales of our common stock held longer than six months, but less than one year, will be subject only to the current public information requirement. In addition, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least one year, is entitled to sell those shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

DIVIDENDS.

As of the filing of this prospectus, we have not paid any dividends to our shareholders. There are no restrictions which would limit our ability to pay dividends on common equity or that are likely to do so in the future. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

DIFFICULTY TO RESELL ENOX BIOPHARMA STOCK, AS THE COMPANY HAS NO EXPECTATIONS TO PAY CASH DIVIDENDS IN THE NEAR FUTURE

The holders of our common stock are entitled to receive dividends when, and if, declared by the Board of Directors. We will not be paying cash dividends in the foreseeable future, but instead we will be retaining any and all earnings to finance the growth of our business. To date, we have not paid cash dividends on our common stock. This lack of an ongoing return on investment may make it difficult to sell our common stock and if the stock is sold the seller may be forced to sell the stock at a loss.

                             EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our officers and Directors from our date of incorporation on June 28, 2007 to December 31, 2007.

                           SUMMARY COMPENSATION TABLE

                                     Annual Compensation                 Long Term Compensation
                                  --------------------------    ------------------------------------------------
                                                                          Awards             Payouts
                                                                -------------------------    -------
                                                                Securities     Restricted
                                                                Underlying      Shares or
                                                                 Options/      Restricted
    Name and                                                       SARs           Share        LTIP
Principal Position     Year(1)    Salary    Bonus      Other     Granted          Units      Payouts   All Other
------------------     -------    ------    -----      -----     -------          -----      -------   ---------
Prof. Yossef            2007       Nil       Nil      18,000       Nil             Nil          Nil       Nil
Av-Gay President
and Director

Razi Mizrahi
Secretary,              2007       Nil       Nil      Nil          Nil             Nil          Nil       Nil
Treasurer and
Director

Dr. David               2007       Nil       Nil      12,000       Nil             Nil          Nil       Nil
Greenberg
Director

----------
(1)  We were incorporated on June 28, 2007.
(2) Represents compensation paid as an independent contractor to the Company

On August 1, 2007, we entered into a Consulting Agreement with Dr. David Greenberg, our Director, for an initial term of twelve months, pursuant to which the consultant agreed to provide us with management consulting services, in exchange for payment of consulting fees in the amount of $1,000 per month. The specific services to be provided by the consultant include, speaking on our behalf to potential investors, collaborators, and partners. Upon expiration of the initial term, the Consulting Agreement is automatically renewable for renewal terms of 90 days each.

On September 1, 2007, we entered into a Consulting Agreement with 0794658 B.C Ltd., a company owned by Prof. Av-Gay, our President and Director, for an initial term of twelve months, pursuant to which the consultant agreed to provide us with management consulting services, in exchange for payment by us of consulting fees in the amount of $3,000 per month. The specific services to be provided by the consultant include: managing the company's activities and operations, providing microbiology and biochemistry expertise, speaking on our behalf to potential investors, collaborators, and partners, and filing patents with the US Patent and Trademark Office. Upon expiration of the initial term, the Consulting Agreement is automatically renewable for renewal terms of 90 days each.

All compensation received by the officers and Directors has been disclosed.

OPTION/SAR GRANTS

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and Directors.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans.

DIRECTORS COMPENSATION

We have no formal plan for compensating our Directors for their services in their capacity as Directors. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Directors. The Board of Directors may award special remuneration to any Director undertaking any special services on behalf of Enox Biopharma other than services ordinarily required of a Director.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURES

There have been no changes in and/or disagreements with Moore & Associates, Chartered on accounting and financial disclosure matters.

                              FINANCIAL STATEMENTS

                                      INDEX

Our financial statements are stated in United States Dollars (US$) and are prepared in conformity with generally accepted accounting principles of the United States of America.

The following audited consolidated financial statements pertaining to Enox Biopharma, Inc. are filed as part of this registration statement:

Report of Independent Registered Public Accounting Firm                    F-1

Balance Sheet as of December 31, 2007                                      F-2

Statement of Operations for the period from June 28, 2007                  F-3
(Date of Inception) through December 31, 2007

Statement of  Stockholders'  Equity for the period from June 28, 2007      F-4
(Date of Inception) through December 31, 2007

Statements of Cash Flows for the period from June 28, 2007                 F-5
(Date of Inception) through December 31, 2007

Notes to Financial Statements                                              F-6

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
      PCAOB REGISTERED


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Enox Biopharma Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Enox Biopharma Inc. (A Development Stage Company) as of December 31, 2007, and the related statements of operations, stockholders' equity and cash flows from Inception on June 28, 2007 through December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Enox Biopharma Inc. (A Development Stage Company) as of December 31, 2007 and the results of its operations and its cash flows from inception June 28, 2007 through December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has an accumulated deficit of $90,835 as of December 31, 2007, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Moore & Associates, Chartered
---------------------------------
Moore & Associates Chartered
Las Vegas, Nevada
January 31, 2008


               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                       (702) 253-7499 Fax (702) 253-7501

                               ENOX BIOPHARMA INC.
                          (A Development Stage Company)

                                 BALANCE SHEETS

                                                                   December 31,
                                                                       2007
                                                                    ---------
ASSETS

Current Assets
   Cash                                                             $ 143,399
                                                                    ---------
       Total Current Assets                                         $ 143,399
                                                                    =========

 Net property and equipment (Note 7)                                $   1,432
                                                                    ---------
 Total Assets                                                       $ 144,831
                                                                    ---------

 LIABILITIES AND STOCKHOLDERS' EQUITY

 Liabilities
   Loan from Director (Note 5)                                      $     100
                                                                    ---------

       Total Liabilities                                                  100
                                                                    ---------

 Stockholders' Equity (Note 4)
   Preferred Stock, authorized
    50,000,000 shares, par value $0.0001, none outstanding
   Common Stock, authorized
    100,000,000 shares, par value $0.0001
   Issued and outstanding:
    On December 31, 2007; is 10,569,227 Common Shares                   1,057
    Series A Warrants                                                 152,769
   Additional Paid in Capital                                          81,740
   Deficit Accumulated During the Development Stage                   (90,835)
                                                                    ---------

       Total Stockholders' Equity                                     144,731
                                                                    ---------

 Total Liabilities and Stockholders' Equity                         $ 144,831
                                                                    =========


   The accompanying notes are an integral part of these financial statements.

                               ENOX BIOPHARMA INC.
                          (A Development Stage Company)

                             STATEMENT OF OPERATIONS
                                December 31, 2007

                                                                   June 28, 2007
                                                                  (Inception) to
                                                                    December 31,
                                                                       2007
                                                                    ----------

Revenue                                                             $       --

Expenses
  Depreciation and amortization                                            706
  General and Administrative                                             4,595
  Organization                                                             683
  Professional Fees                                                     84,860
                                                                    ----------

Total Expenses                                                          90,844
                                                                    ----------

Other Income/Expense
  Other Income
  Interest Earned                                                            9
                                                                    ----------
Total Other Income
                                                                             9

Net Other Income

Net Gain/(Loss)                                                     $  (90,835)
                                                                    ==========

Basic and Diluted
  (Loss) per Share                                                           a
                                                                    ----------

  Weighted Average Number of Shares                                  8,469,547
                                                                    ----------

----------
a = Less than ($0.01) per share


   The accompanying notes are an integral part of these financial statements.

                               ENOX BIOPHARMA INC.
                          (A Development Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY
                                December 31, 2007

                                           Common Stock
                                       --------------------      Paid in       Series A     Accumulated     Total
                                       Shares        Amount      Capital       Warrants       Deficit       Equity
                                       ------        ------      -------       --------       -------       ------
INCEPTION, JUNE 28, 2007                     --      $   --      $    --      $      --      $     --      $     --

Common stock issued for cash

June 28, 2007                         6,750,000         675            8                                        683

Common stock and warrants issued
for cash on December 28, 2007         3,819,227         382       81,732        152,769                     234,883
(See notes)

Net Gain/(Loss)                              --          --           --             --       (90,835)      (90,835)
                                     ----------      ------      -------      ---------      --------      --------

BALANCE, DECEMBER 31, 2007           10,569,227      $1,057      $81,732      $ 152,769      $(90,835)     $144,731
                                     ==========      ======      =======      =========      ========      ========


   The accompanying notes are an integral part of these financial statements.

                               ENOX BIOPHARMA INC.
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS
                                December 31, 2007

                                                                 June 28, 2007
                                                                (Inception) to
                                                                  December 31,
                                                                     2007
                                                                   ---------
Operating Activities
  Net (Loss)                                                       $ (90,835)
  Adjustments to Reconcile Net Loss to
   Net Cash Used by Operating Activities
     Depreciation and amortization expense                         $     706

Net Cash (Used) by Operating Activities                              (90,129)
                                                                   ---------
CASH FLOWS USED IN INVESTING ACTIVITIES
  Purchase of property and equipment                                  (2,138)
                                                                   ---------
Net cash used by investing activities
                                                                      (2,138)
CASH FLOWS FROM FINANCING ACTIVITIES
  Loan from Director (Note 5)                                            100
  Proceeds from sale of Common Stock                                 235,566
                                                                   ---------
Cash Provided by Financing Activities
                                                                     235,666
                                                                   ---------

Net Increase in Cash                                                 143,399

Cash, Beginning of Period                                                 --
                                                                   ---------


Cash, End of Period                                                $ 143,399
                                                                   =========

Supplemental Information:
  Interest Paid                                                    $      --

  Income Taxes Paid                                                $      --


   The accompanying notes are an integral part of these financial statements.

                               ENOX BIOPHARMA INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2007


NOTE 1. GENERAL ORGANIZATION AND BUSINESS

The Company was originally incorporated under the laws of the state of Nevada on June 28, 2007. The Company has limited operations and in accordance with Statement of Financial Accounting Standards (SFAS) No. 7 "ACCOUNTING AND REPORTING BY DEVELOPMENT STAGE ENTERPRISES", is considered a development stage company, and has had no revenues from operations to date.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES IN THE US

The relevant accounting policies and procedures are listed below. The company has adopted a Dec 31 year end.

ACCOUNTING BASIS

The basis is generally accepted accounting principles.

EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective its inception.

The basic earnings (loss) per share is calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

Basic and diluted loss per share is calculated based on the weighted average number of shares outstanding during the period. Warrants have been excluded from the calculation of diluted earnings per share since they are anti-dilutive.

DIVIDENDS

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown.

CASH EQUIVALENTS

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

                               ENOX BIOPHARMA INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2007


NOTE 2. (CONTINUED)

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has reported an accumulated deficit of $90,835. To date, these losses have been financed principally through capital stock and debt from related parties. Additional capital and/or borrowings will be necessary in order for the Company to continue in existence and attaining profitable operations.

Management has continued to develop a strategic plan to develop a management team, maintain reporting compliance and establish contracts with clients. Management anticipates generating revenue the promotion, marketing, and sale of the unique tympanostomy tube either through independent marketing and sales to health providers or through the sale or licensing of our proposed product to one of the major pharmaceutical companies. The Company has commenced the process of raising additional capital. Should the Company be unable to continue as a going concern, it may be unable to realize the carrying value of its assets and to meet its liabilities as they become due.

NOTE 4. STOCKHOLDERS' EQUITY

AUTHORIZED

The Company is authorized to issue 100,000,000 shares of $0.0001 par value common stock and 50,000,000 shares of preferred stock, par value $0.0001 per share. All common stock shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

ISSUED AND OUTSTANDING

On June 28, 2007 (inception), the Company issued 6,750,000 shares of its common stock for cash of $683. See Note 5.

On December 28, 2007, the Company closed a private placement for 3,819,227 common shares at a price of $0.0615 per share, or an aggregate of $234,883. The Company accepted subscription from forty-three offshore non-affiliated investors.

On December 28, 2007, 3,819,227 units were issued pursuant to a private placement subscription agreement for cash consideration of $234,883 at a subscription price of $0.0615 per unit. Each unit consists of one common stock of the Company and one non-transferable Series A warrant. Each Series A warrant is exercisable into one common share at an exercise price of $0.2 for a two year period expiring December 28, 2009.

                               ENOX BIOPHARMA INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2007


STOCK PURCHASE WARRANTS

On December 28, 2007, the Company closed a private placement memorandum (PPM). In this PPM 3,819,227 units were sold at a purchase price of $0.0615 per unit for a total of $234,883. Each unit consisted of one share of restricted common stock and one non-transferrable Series A warrant. Each warrant is exercisable into one common share at an exercise price of $0.20 for a two year period expiring December 29, 2009. The consideration was allocated to the shares and warrants issued based upon relative fair value.

                                               Shares             Allocated
                                            And Warrants            Value
                                            ------------            -----

     Common Stock Issued                      3,819,227           $  82,114

     Series A Warrants Issued                 3,819,227           $ 152,769
                                              ---------           ---------

     Total                                    7,638,454           $ 238,883
                                              =========           =========

The value allocated to the warrants was estimated using the Black-Scholes option-pricing model with the following assumptions: dividend yield of 0% expected volatility of 916%, risk-free interest rates of 3.94%, and expected lives of 2 years.

NOTE 5. RELATED PARTY TRANSACTIONS

The Company's neither owns nor leases any real or personal property. The Company's Directors provides office space free of charge. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

On June 28, 2007 (inception), of the 6,750,000 common stock issued on inception 6,350,000 shares were issued to Directors for cash of $635. See Note 4.

Since June 28, 2007 (inception) to December 31, 2007, the company paid $18,000 to its President and Director, Prof. Yossef Av-Gay.

Since June 28, 2007 (inception) to December 31, 2007, the company paid $12,000 to its Director, Dr. David Greenberg.

On June 28, 2007, Prof. Yossef Av-Gay, our President and Director, loaned the Company $100. The loan bears no interest and is payable on demand, not earlier than 12 months from June 28, 2007.

                               ENOX BIOPHARMA INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2007


NOTE 6. INCOME TAXES

Net deferred tax assets are $nil. Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 7. PROPERTY AND EQUIPMENT
                                                               December 31, 2007
                                                               -----------------
Cost:
     Office and computer equipment                                   $2,138
                                                                     ------
     Less: Accumulated depreciation and amortization                    706
                                                                     ------
                                                                     $1,432
                                                                     ======

The company depreciates all of its property and equipment on a straight line basis over 3 years.

NOTE 8. NET OPERATING LOSSES

As of December 31, 2007, the Company has a net operating loss of $90,835.

NOTE 9. OPERATING LEASES AND OTHER COMMITMENTS:

The  Company   currently  has  no  operating  lease  commitments  or  any  other commitments.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and Directors are indemnified as provided by the Nevada Revised Statutes and the bylaws.

Nevada corporation law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Nevada corporation law also provides that to the extent that a Director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Our Articles of Incorporation authorize our company to indemnify our Directors and officers to the fullest extent permitted under Nevada law. Our Bylaws require us to indemnify any present and former Directors, officers, employees, agents, partners, trustees and each person who serves in any such capacities at our request against all costs, expenses, judgments, penalties, fines, liabilities and all amounts paid in settlement reasonably incurred by such persons in connection with any threatened, pending or completed action, action, suit or proceeding brought against such person by reason of the fact that such person was a Director, officer, employee, agent, partner or trustees of our company. We will only indemnify such persons if one of the groups set out below determines that such person has conducted themselves in good faith and that such person:

     - reasonably believed that their conduct was in or not opposed to our company's best interests; or
     - with respect to criminal proceedings had no reasonable cause to believe their conduct was unlawful.

Our Bylaws also require us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of our company to procure a judgment in our company's favor by reason of the fact that such person is or was a Director, trustee, officer, employee or agent of our company or is or was serving at the request of our company in any such capacities against all costs, expenses, judgments, penalties, fines, liabilities and all amounts paid in settlement actually and reasonably incurred by such person. We will only indemnify such persons if one of the groups set out below determined that such persons have conducted themselves in good faith and that such person reasonably believed that their conduct was in or not opposed to our company's best interests. Unless a court otherwise orders, we will not indemnify any such person if such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to our company.

The determination to indemnify any such person must be made:

     -    by our stockholders;
     - by our Board of Directors by majority vote of a quorum consisting of Directors who were not parties to the action, suit or proceeding;
     -    by  independent  legal  counsel  in a written  opinion;  or
     -    by court order.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

 In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a Director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a Director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We have expended, or will expend fees in relation to this registration statement as detailed below:

                 Expenditure Item                       Amount
                 ----------------                       ------
                 Attorney and consulting fees          $12,500
                 Audit Fees                              2,000
                 Transfer Agent Fees                    10,000
                 SEC Registration                           40
                 Other and Miscellaneous (1)               500
                 Printing and Filing Fees (1)            1,000
                                                       -------
                 TOTAL                                 $26,040
                                                       =======
----------
(1) Estimates

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, we have issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, Regulation D or Regulation S promulgated thereunder. All recipients had adequate access, through their relationships with us, to information about us.

On June 28, 2007, Prof. Yossef Av-Gay, our President and Director, was issued 5,275,000 shares of our common stock in consideration for cash at a price of $0.0001 per share. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

On June 28, 2007, Mr. Razi Mizrahi, our Secretary, Treasurer and Director, was issued 675,000 shares of our common stock in consideration for cash at a price of $0.0001 per share. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

On June 28, 2007, Dr. David Greenberg, our Director, was issued 400,000 shares of our common stock in consideration for cash at a price of $0.0001 per share. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

On June 28, 2007, NRD Solutions was issued 400,000 shares of our common stock in consideration for cash at a price of $0.0001 per share. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission

On December 28, 2007, we accepted subscription agreements, pursuant to which we sold 3,819,227 common shares to the following 43 subscribers at an offering price of $0.0615 per share for gross offering proceeds of $234,882.50. This was an offshore transaction pursuant to Regulation S of the Securities Act. The offering price for the offshore transactions was established on an arbitrary basis. All of the following persons are not U.S. persons, as the term is defined under Regulation S and the sales of our common stock to the following person are made in offshore transactions as the term is defined under Regulation S. No direct selling efforts were made in the United States by us, any distributor, any of our respective affiliates, or any person acting on behalf of any of the foregoing.

ITEM 27. EXHIBITS

     Number                             Description
     ------                             -----------
       3.1     Articles of Incorporation.
       3.2     Bylaws.
       4.1     Specimen Share Certificate.
       5.1     Consent and Opinion re: Legality.
      10.1 Consulting Agreement dated September 1, 2007 between Enox and 0794658 B.C Ltd.
      10.2 Consulting Agreement dated September 1, 2007 between Enox and Dr. David Greenberg.
      10.3 Consulting Agreement dated August 1, 2007 between Enox and NRD Solutions.
      23.1     Consent of Moore & Associates, Chartered.
      23.2     Consent of Legal Counsel (incorporated in Exhibit 5.1)
      99 Form of Subscription Agreement with Series A Warrants for one common share.

ITEM 28. UNDERTAKINGS

We hereby undertake the following:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;
     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and
     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Directors, officers and controlling persons pursuant to the provisions above, or otherwise, Enox Biopharma has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of the Directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the Directors, officers, or controlling persons in connection with the securities being registered, Enox Biopharma will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and Enox Biopharma will be governed by the final adjudication of such issue.

For determining liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b) (1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yehud-Monosson, Israel on February 1, 2008.

                                       ENOX BIOPHARMA, INC.


                                       By: /s/ Prof. Yossef Av-Gay
                                           ----------------------------------
                                           Prof. Yossef Av-Gay
                                           President and Director
                                           (Principal Executive Officer)


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


/s/ Prof. Yossef Av-Gay
-------------------------------------
Prof. Yossef Av-Gay
President and Director
(Principal Executive Officer)
February 1, 2008


/s/ Mr. Razi Mizrahi
-------------------------------------
Razi Mizrahi
Secretary and Treasurer (Principal
Financial and Accounting Officer)
February 1, 2008


/s/ Dr. David Greenberg
-------------------------------------
Dr. David Greenberg
Director
February 1, 2008

                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Prof. Yossef Av-Gay as his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

          Name                                         Title                                  Date
          ----                                         -----                                  ----

/s/ Prof. Yossef Av-Gay                     President and Director (Principal            February 1, 2008
--------------------------------            Executive Officer)
Prof. Yossef Av-Gay


/s/ Mr. Razi Mizrahi                        Secretary and Treasurer (Principal           February 1, 2008
--------------------------------            Financial and Accounting Officer)
Razi Mizrahi


/s/ Dr. David Greenberg                     Director                                     February 1, 2008
--------------------------------
Dr. David Greenberg